                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.1







                             XO COMMUNICATIONS, INC.

                                       TO

                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION

                                     Trustee
                                     -------


                             -----------------------


                                    Indenture

                          Dated as of January 12, 2001


                             -----------------------

                                  $517,500,000

                 5 3/4% Convertible Subordinated Notes Due 2009

                                TABLE OF CONTENTS

RECITALS OF THE COMPANY................................................................................... 1

                                                 ARTICLE ONE.
                           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.    Definitions............................................................................... 1
SECTION 102.    Compliance Certificates and Opinions......................................................14
SECTION 103.    Form of Documents Delivered to Trustee....................................................14
SECTION 104.    Acts of Holders; Record Dates.............................................................15
SECTION 105.    Notices, Etc., to Trustee and Company.....................................................17
SECTION 106.    Notice to Holders; Waiver.................................................................17
SECTION 107.    Application of Trust Indenture Act........................................................18
SECTION 108.    Effect of Headings and Table of Contents..................................................18
SECTION 109.    Successors and Assigns....................................................................18
SECTION 110.    Separability Clause.......................................................................18
SECTION 111.    Benefits of Indenture.....................................................................18
SECTION 112.    Governing Law.............................................................................18
SECTION 113.    Legal Holidays............................................................................18

                                                 ARTICLE TWO.
                                               SECURITIES FORMS

SECTION 201.    Forms Generally...........................................................................19
SECTION 202.    Form of Face of Security..................................................................19
SECTION 203.    Form of Reverse of Security...............................................................23
SECTION 204.    Additional Provisions Required in Global Security.........................................34
SECTION 205.    Form of Trustee's Certificate of Authentication...........................................35

                                                ARTICLE THREE.
                                                THE SECURITIES

SECTION 301.    Title and Terms...........................................................................35
SECTION 302.    Denominations.............................................................................36
SECTION 303.    Execution, Authentication, Delivery and Dating............................................37
SECTION 304.    Temporary Securities......................................................................37
SECTION 305.    Registration, Registration of Transfer, Exchange and Conversion...........................38
SECTION 306.    Mutilated, Destroyed, Lost and Stolen Securities..........................................43
SECTION 307.    Payment of Interest; Interest Rights Preserved............................................43
SECTION 308.    Persons Deemed Owners.....................................................................44
SECTION 309.    Cancellation..............................................................................45
SECTION 310.    Computation of Interest...................................................................45
SECTION 311.    CUSIP and ISIN Numbers....................................................................45

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
                                                ARTICLE FOUR.
                                          SATISFACTION AND DISCHARGE

SECTION 401.    Satisfaction and Discharge of Indenture...................................................45
SECTION 402.    Application of Trust Money................................................................46

                                                ARTICLE FIVE.
                                                   REMEDIES

SECTION 501.    Events of Default.........................................................................47
SECTION 502.    Acceleration of Maturity; Rescission and Annulment........................................48
SECTION 503.    Collection of Indebtedness and Suits for Enforcement by Trustee...........................49
SECTION 504.    Trustee May File Proofs of Claim..........................................................50
SECTION 505.    Trustee May Enforce Claims Without Possession of Securities...............................51
SECTION 506.    Application of Money Collected............................................................51
SECTION 507.    Limitation on Suits.......................................................................51
SECTION 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest.................52
SECTION 509.    Restoration of Rights and Remedies........................................................52
SECTION 510.    Rights and Remedies Cumulative............................................................52
SECTION 511.    Delay or Omission Not Waiver..............................................................53
SECTION 512.    Control by Holders........................................................................53
SECTION 513.    Waiver of Past Defaults...................................................................53
SECTION 514.    Undertaking for Costs.....................................................................54
SECTION 515.    Waiver of Stay or Extension Laws..........................................................54

                                                 ARTICLE SIX.
                                                 THE TRUSTEE

SECTION 601.    Certain Duties and Responsibilities.......................................................54
SECTION 602.    Notice of Defaults........................................................................54
SECTION 603.    Certain Rights of Trustee.................................................................55
SECTION 604.    Not Responsible for Recitals or Issuance of Securities....................................56
SECTION 605.    May Hold Securities.......................................................................56
SECTION 606.    Money Held in Trust.......................................................................56
SECTION 607.    Compensation and Reimbursement............................................................56
SECTION 608.    Disqualification; Conflicting Interests...................................................57
SECTION 609.    Corporate Trustee Required; Eligibility...................................................57
SECTION 610.    Resignation and Removal; Appointment of Successor.........................................57
SECTION 611.    Acceptance of Appointment by Successor....................................................58
SECTION 612.    Merger, Conversion, Consolidation or Succession to Business...............................59
SECTION 613.    Preferential Collection of Claims Against the Company.....................................59
SECTION 614.    Appointment of Authenticating Agent.......................................................59

                                                ARTICLE SEVEN.
                            HOLDERS' LISTS AND REPORTS BY TRUSTEE AND THE COMPANY

SECTION 701.    Company to Furnish Trustee Names and Addresses of Holders.................................61
SECTION 702.    Preservation of Information; Communications to Holders....................................61
SECTION 703.    Reports by Trustee........................................................................61
SECTION 704.    Reports by Company........................................................................62
SECTION 705.    Officers' Certificate with Respect to Change in Interest Rates............................62

                                                ARTICLE EIGHT.
                                         MERGER, CONSOLIDATION, ETC.

SECTION 801.    Mergers, Consolidations and Certain Sales of Assets.......................................62
SECTION 802.    Successor Substituted.....................................................................63

                                                ARTICLE NINE.
                                           SUPPLEMENTAL INDENTURES

SECTION 901.    Supplemental Indentures Without Consent of Holders........................................63
SECTION 902.    Supplemental Indentures with Consent of Holders...........................................64
SECTION 903.    Execution of Supplemental Indentures......................................................64
SECTION 904.    Effect of Supplemental Indentures.........................................................65
SECTION 905.    Conformity with Trust Indenture Act.......................................................65
SECTION 906.    Reference in Securities to Supplemental Indentures........................................65

                                                 ARTICLE TEN.
                                                  COVENANTS

SECTION 1001.   Payment of Principal, Premium and Interest................................................65
SECTION 1002.   Maintenance of Office or Agency...........................................................65
SECTION 1003.   Money for Security Payments to be Held in Trust...........................................66
SECTION 1004.   Existence.................................................................................67
SECTION 1005.   Maintenance of Properties and Insurance...................................................67
SECTION 1006.   Provision of Financial Information........................................................68
SECTION 1007.   Rule 144A Information Requirement.........................................................68
SECTION 1008.   Statement by Officers as to Default.......................................................68
SECTION 1009.   Waiver of Certain Covenants and Obligations...............................................68

                                               ARTICLE ELEVEN.
                                      DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1101.   Company's Option to Effect Defeasance or Covenant Defeasance..............................69
SECTION 1102.   Defeasance and Discharge..................................................................69
SECTION 1103.   Covenant Defeasance.......................................................................70
SECTION 1104.   Conditions to Defeasance or Covenant Defeasance...........................................70
SECTION 1105.   Deposited Money and U.S. Government Obligations to Be Held in Trust; Other
                Miscellaneous Provisions..................................................................72
SECTION 1106.   Reinstatement.............................................................................72

SECTION 1107.   Repayment to Company......................................................................73

                                               ARTICLE TWELVE.
                                     REPURCHASE AT THE OPTION OF HOLDERS

SECTION 1201.   Right to Require Repurchase...............................................................73
SECTION 1202.   Conditions to the Company's Election to Pay the Repurchase Price in Class A
                Common Stock of the Company...............................................................76
SECTION 1203.   Consolidation, Merger, Etc................................................................76

                                              ARTICLE THIRTEEN.
                                           CONVERSION OF SECURITIES

SECTION 1301.   Applicability of Article..................................................................77
SECTION 1302.   Right of Holders to Convert Securities into Class A Common Stock..........................77
SECTION 1303.   Issuance of Shares of Class A Common Stock on Conversions.................................78
SECTION 1304.   No Payment or Adjustment for Interest or Dividends........................................78
SECTION 1305.   Adjustment of Conversion Rate.............................................................79
SECTION 1306.   No Fractional Shares to be Issued.........................................................86
SECTION 1307.   Preservation of Conversion Rights upon Consolidation, Merger, Sale or Conveyance..........86
SECTION 1308.   Notice to Holders of the Securities Prior to Taking Certain Types of Action...............87
SECTION 1309.   Covenants to Reserve Shares for Issuance on Conversion of Securities......................89
SECTION 1310.   Compliance with Governmental Requirements.................................................89
SECTION 1311.   Payment of Taxes upon Certificates for Shares Issued upon Conversion......................89
SECTION 1312.   Trustee's Duties with Respect to Conversion Provisions....................................89

                                              ARTICLE FOURTEEN.
                                       TERMINATION OF CONVERSION RIGHTS

SECTION 1401.   Expiration of Conversion Rights...........................................................90
SECTION 1402.   Election to Terminate; Press Release......................................................90
SECTION 1403.   Conversion Expiration Date................................................................91
SECTION 1404.   Make-Whole Payment........................................................................91
SECTION 1405.   Deposit of Make Whole Payment.............................................................91

                                               ARTICLE FIFTEEN.
                                         SUBORDINATION OF SECURITIES

SECTION 1501.   Securities Subordinated to Senior Indebtedness............................................91
SECTION 1502.   No Payment on Securities in Certain Circumstances.........................................92
SECTION 1503.   Securities Subordinated to Prior Payment of All Senior Indebtedness on
                Dissolution, Liquidation or Reorganization................................................93
SECTION 1504.   Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness..............94
SECTION 1505.   Obligations of the Company Unconditional..................................................94

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
SECTION 1506.   Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice...................95
SECTION 1507.   Application by Trustee of Assets Deposited with It........................................95
SECTION 1508.   Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders
                of Senior Indebtedness....................................................................96
SECTION 1509.   Securityholders Authorize Trustee to Effectuate Subordination of Securities...............96
SECTION 1510.   Right of Trustee to Hold Senior Indebtedness..............................................96
SECTION 1511.   Article Fifteen Not to Prevent Events of Default..........................................96
SECTION 1512.   No Fiduciary Duty of Trustee to Holders of Senior Indebtedness............................97

XO COMMUNICATIONS, INC.

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of January 12, 2001

Trust Indenture Act Section                                        Indenture Section

Section 310(a)(1)                                                         607
              (b).........................................                607, 608
Section 312(c)............................................                701
Section 313(a)............................................                702
              (c).........................................                702
Section 314(a)............................................                703
              (a)(4)......................................                1006
              (c)(1)......................................                102
              (c)(2)......................................                102
              (e).........................................                102
Section 315(b)............................................                601
Section 316(a)(last sentence).............................                101 ("Outstanding")
              (a)(1)(A)...................................                502, 512
              (a)(1)(B)...................................                513
              (b).........................................                508
Section 317(a)(1).........................................                503
              (a)(2)......................................                504
Section 318(a)                                                            111
              (c).........................................                111

----------------

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

        Reference is also made to Section 318(c) of the Trust indenture Act of 1939, which provides that the provisions of Section 310 to and including Section 317 of the Trust Indenture Act of 1939 are a part of and govern every qualified indenture, whether or not physically contained therein.

         INDENTURE, dated as of January 12, 2001, between XO COMMUNICATIONS, INC., a Delaware corporation (hereinafter called the "Company"), having its principal office at 11111 Sunset Hills Drive, Reston, VA 20190 and U.S. Trust Company, National Association, a corporation duly organized and existing under the laws of the United States, as Trustee hereunder (hereinafter called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of $517,500,000 aggregate principal amount of its 5 3/4% Convertible Subordinated Notes due 2009 (the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. The Securities shall be subordinate in right of payment to the existing and future Senior Indebtedness (as hereinafter defined) of the Company to the extent provided in Article Fifteen of this Indenture.

         This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

         All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:



                                  ARTICLE ONE.

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 101. Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein) and, except as otherwise herein expressly provided, the term "GAAP" or "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted as consistently applied by the Company at the date of such computation; and

                  (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         Certain terms, used principally in Article Six, are defined in that Article.

         "Act", when used with respect to any Holder, has the meaning specified in Section 104.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent Member" means any member of, or participant in, the depository.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Authenticating Agent" has the meaning set forth in Section 614 hereof.

         "Authorized Newspaper" means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each business day in the country of publication, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any business day in the country of publication.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that Board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The Borough of Manhattan, The City of New York, New York are authorized or obligated by law or executive order to close.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

         "Cedel" means Cedel Bank, S.A. (or any successor securities clearing agency).

         A "Change of Control" will be deemed to have occurred at such time as either:

                  (1) any Person or any Persons acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto (other than Eagle River, Mr. Craig O. McCaw and their respective Affiliates or an underwriter engaged in a firm commitment underwriting on behalf of the Company), shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of the Company; or

                  (2) neither Mr. Craig O. McCaw nor any person designated by him to the Company as acting on his behalf shall be a director of the Company; or

                  (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Company was proposed by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

         "Class A Common Stock" means the Company's Class A common stock, par value $.02 per share.

         "Class B Common Stock" means the Company's Class B common stock, par value $.02 per share.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" means the Class A Common Stock and Class B Common Stock collectively.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by (i) the Chief Executive Officer, the President, an Executive Vice President or a Vice President of the Company, and
(ii) the Treasurer, Assistant Treasurer or Secretary of the Company, and delivered to the Trustee.

         "Conversion Price" shall equal $1,000 divided by the Conversion Rate (rounded to the nearest 4th decimal place, with $0.00005 or more being rounded upward).

         "Conversion Rate" has the meaning set forth in Section 1302 hereof.

         "Conversion Termination Date" has the meaning set forth in Section 1401 hereof.

         "Corporate Trust Office" means the principal office of the U.S. Trust Company, National Association in the Borough of Manhattan, The City of New York, New York, at which at any particular time its corporate trust business shall be administered, which at the date hereof is located at 114 West 47th Street, New York, New York 10036.

         "corporation" means a corporation, association, company, limited liability company, joint-stock company or business trust.

         "Credit Agreement" means the Credit and Guaranty Agreement, dated as of February 3, 2000, between the Company and the several lenders listed therein, as amended or supplemented from time to time.

         "Current Market Price" of Class A Common Stock of the Company for any day means the last reported per share sale price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing per share bid and asked prices on such day, regular way, in either case as reported on the NASDAQ National Market or, if such Class A Common Stock is not quoted or admitted to trading on such quotation system, on the principal national securities exchange or quotation system on which such Class A Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing per share bid and asked prices of such Class A Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NASDAQ member firm selected from time to time by the Board of Directors of the Company for that purpose, or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company.

         "Default" means an event that with the passing of time or the giving of notice or both shall constitute an Event of Default.

         "Defaulted Interest" has the meaning set forth in Section 307 hereof.

         "Depositary" means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, DTC for so long as it shall be a clearing agency registered under the Exchange Act, or such successor (which shall be a clearing agency registered under the Exchange Act) as the Company shall designate from time to time in an Officers' Certificate delivered to the Trustee.

         A "Designated Event" shall be deemed to have occurred upon a Change of Control or a Termination of Trading; provided, that no Designated Event relating to a Termination of Trading shall be deemed to have occurred prior to the termination of the Credit Agreement or a receipt of a Waiver under the Credit Agreement.

         "Designated Event Offer" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase all duly tendered Securities at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Designated Event Offer which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Designated Event Payment Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make a Designated Event Offer, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Designated Event Offer (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Designated Event Offer), (iii) if applicable, appropriate pro forma financial information concerning the Designated Event Offer and the events requiring the Company to make the Designated Event Offer and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Designated Event Offer. The Offer shall also state:

                  (a) the Section of this Indenture pursuant to which the Designated Event Offer is being made;

                  (b)      the Expiration Date and the Designated Event Payment
         Date;

                  (c) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                  (d) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

                  (e) the place or places where Securities are to be surrendered for tender pursuant to the Designated Event Offer;

                  (f) that interest on any Security not duly tendered pursuant to the Designated Event Offer will continue to accrue;

                  (g) that on the Designated Event Payment Date the Purchase Price will become due and payable upon each Security duly tendered pursuant to the Designated Event Offer and that interest thereon shall cease to accrue on and after the Designated Event Payment Date;

                  (h) that each Holder electing to tender a Security pursuant to the Designated Event Offer will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), together, if the Designated Event Payment Date is after a Regular Record Date and prior to the ensuing Interest Payment Date, with payment in New York Clearing House or other funds acceptable to the Company of the interest payable on such Interest Payment Date;

                  (i) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                  (j) that the Company shall purchase all Securities duly tendered;

                  (k) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered; and

                  (l) the CUSIP number or numbers of the Securities offered to be purchased by the Company pursuant to the Designated Event Offer.

Any Designated Event Offer shall be governed by and effected in accordance with the Offer for such Designated Event Offer. References in this Indenture to "principal" shall be deemed to include, without duplication, the purchase price payable in connection with a Designated Event Offer, unless the context otherwise requires.

         "Designated Event Payment Date" has the meaning set forth in the definition of "Designated Event Offer" in this Section 101.

         "Designated Senior Indebtedness" means obligations of the Company under any particular Senior Indebtedness in respect of which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which the Company is a party, expressly provides that such indebtedness shall be Designated Senior Indebtedness for purposes of the Indenture. The instrument, agreement or other document evidencing any Designated Senior Indebtedness may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.

         "DTC" means The Depository Trust Company.

         "Eagle River" means Eagle River Investments, L.L.C., a limited liability company formed under the laws of the State of Washington.

         "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

         "Event of Default" has the meaning specified in Section 501.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

         "Expiration Date" has the meaning set forth in the definition of "Designated Event Offer" in this Section 101.

         "Global Security" means a Security in the form prescribed in Section 204 evidencing all or part of the Securities, issued to the Depositary or its nominee, and registered in the name of such Depositary or its nominee.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,

         (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness,

         (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or

         (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Holder" means a Person in whose name a Security is registered in the Security Register.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

         "Indebtedness" means, with respect to any Person, all Obligations, whether or not contingent, of such Person (i)(a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of the Company that is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) that provides that the Company is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and the Company's obligations under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such Person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such Person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;
(ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Interest Payment Date" when used with respect to any installment of interest on a Security means the date specified in such Security on which such installment of interest is due and payable.

         "Junior Securities" means any Indebtedness of the Company that is at least as subordinated in right of payment to Senior Indebtedness as the Securities and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Securities.

         "Liquidated Damages" has the meaning set forth in the form of Security contained in Section 202. Unless the context otherwise requires, references herein to "interest" on the Securities shall include Liquidated Damages.

         "Material Subsidiary" means, as of any date of determination, a Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

         "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, upon required repurchase or otherwise.

         "Measurement Period" has the meaning set forth in Section 1401 hereof.

         "Obligations" means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnifications, reimbursements, damages or other liabilities payable under the documentation governing such Indebtedness.

         "Officers' Certificate" means a certificate signed by (i) the Chief Executive Officer, President, an Executive Vice President or a Vice President, and (ii) the Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee and containing the statements provided for in Section 102. One of the officers signing an Officers' Certificate given pursuant to Section 1008 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion of legal counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee, and containing the statements provided for in Section 102.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

         (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Securities for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and

         (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. The Trustee is hereby authorized by the Company to act as a "Paying Agent" for the purposes of this Indenture, until such time as the Company notifies the Trustee in writing that such authorization is revoked.

         "Payment Blockage Notice" has the meaning set forth in Section 1502 hereof.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

         "Predecessor Security" of any particular Security means every previous Security issued before, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Purchase Agreement" means the Purchase Agreement, dated as of January 5, 2001, by and among the Company, Salomon Smith Barney Inc. and Goldman Sachs & Co., as such agreement may be amended from time to time.

         "Purchase Price" has the meaning set forth in the definition of "Designated Event Offer" herein.

         "Registered Securities" means all Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities.

         "Registration Default" has the meaning set forth in Section 301 hereof.

         "Registration Rights Agreement" means the registration rights agreement entered into by the Company for the benefit of the Purchasers, dated as of January 12, 2000, as such agreement may be amended from time to time.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Regulation S" means Regulation S that may be under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Regulation S Certificate" means a certificate substantially in the form set forth in Annex A.

         "Regulation S Global Security" has the meaning specified in Section
201.

         "Regulation S Legend" means a legend substantially in the form of the legend in the form of Security set forth in Section 202 that may be required to be placed upon each Regulation S Security.

         "Regulation S Securities" means all Securities that may be required pursuant to Section 305(c) to bear a Regulation S Legend. Such term includes the Regulation S Global Security.

         "Restricted Global Security" has the meaning specified in Section 201.

         "Restricted Period" means the period of one (1) year beginning on and including the later of (i) the day on which Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the original issuance date of the Securities.

         "Restricted Securities" means all Securities required pursuant to
Section 305(c) to bear any Restricted Securities Legend. Such term includes the Restricted Global Security.

         "Restricted Securities Certificate" means a certificate substantially in the form set forth in Annex B.

         "Restricted Securities Legend" means, collectively, the legends substantially in the forms of the legends required in the form of Security set forth in Section 202 to be placed upon each Restricted Security.

         "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Rule 144A Securities" means the Securities purchased by the Purchasers from the Company pursuant to the Purchase Agreement, other than the Regulation S Securities.

         "SEC Reports" has the meaning specified in Section 704.

         "Securities" has the meaning set forth in the recitals.

         "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

         "Securities Act Legend" means a Restricted Securities Legend or a Regulation S Legend.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 305(b).

         "Senior Indebtedness" means the principal of, and interest on, rent under, and any other amounts payable on or in or in respect of any Indebtedness of the Company (including, without limitation, any Obligations in respect of such Indebtedness and, in the case of Designated Senior Indebtedness, any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date hereof or hereafter created, Incurred, assumed, Guaranteed or in effect Guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Indebtedness does not include (v) Indebtedness evidenced by the Securities, (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) Indebtedness of the Company to any Subsidiary except to the extent such Indebtedness is of a type described in clause (ii) of the definition of Indebtedness, (y) trade payables of the Company for goods, services or materials purchased in the ordinary course of business (other than, to the extent they may otherwise constitute such trade payables, any obligations of the type described in clause (viii) of the definition of Indebtedness), and
(z) any particular Indebtedness in which the instrument creating or evidencing the same expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Securities.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

         "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

         "Step-Down Date" has the meaning set forth in Section 301 hereof.

         "Step-Up" has the meaning set forth in Section 301 hereof.

         "Subsequent Step-Down Date" has the meaning set forth in Section 301 hereof.

         "Subsequent Step-Up" has the meaning set forth in Section 301 hereof.

         "Subsidiary" of any Person means

         (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or

         (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Suspension Period" has the meaning specified in the Registration Rights Agreement.

         "Termination Condition" has the meaning specified in Section 1401(a) hereof.

         A "Termination of Trading" will be deemed to have occurred in the Class A Common Stock (or other Capital Stock into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

         "Trading Day" with respect to the Class A Common Stock of the Company means (x) if such Class A Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if such Class A Common Stock is quoted on the NASDAQ National Market, a day on which trades may be made on the NASDAQ National Market or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Unrestricted Securities Certificate" means a certificate substantially in the form set forth in Annex C.

         "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Waiver" has the meaning specified in Section 1201(a) hereof.

         SECTION 102. Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act and under this Indenture. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 103. Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate of an officer of the Company may be based, insofar as it relates to legal matters, upon an opinion of counsel submitted therewith, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate is based is erroneous. Any opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of an officer or officers of the Company submitted therewith stating the information on which counsel is relying, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 104. Acts of Holders; Record Dates.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing pursuant to this Section 104 may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         The ownership of Securities shall be proved by the Security Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this

Indenture to be given, made or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable expiration date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable expiration date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

         The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable expiration date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable expiration date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 106.

         With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the "expiration date" and from time to time may change the expiration date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new expiration date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or prior to the existing expiration date. If an expiration date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the expiration date with respect thereto, subject to its right to change the expiration date as provided in this paragraph. Notwithstanding the foregoing, no expiration date shall be later than the 180th day after the applicable record date.

         Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

         SECTION 105. Notices, Etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if delivered in writing to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

                  (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the Company at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

         SECTION 106. Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if (i) in the case of a Global Security, in writing by facsimile and/or by overnight mail to the Depositary, and (ii) in the case of securities other than Global Securities, in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         SECTION 107. Application of Trust Indenture Act.

         The Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

         SECTION 108. Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 109. Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 110. Separability Clause.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 111. Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders of Securities and, as to Article Fifteen hereof, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 112. Governing Law.

         This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 113. Legal Holidays.

         In any case where any Interest Payment Date, Designated Event Payment Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Designated Event Payment Date or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Designated Event Payment Date or Stated Maturity, as the case may be.

                                  ARTICLE TWO.
                                SECURITIES FORMS

         SECTION 201. Forms Generally.

         The Securities and the Trustee's certificates of authentication thereof shall be in substantially the forms set forth in this Article, with such appropriate legends, insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

         Upon their original issuance, Rule 144A Securities shall be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Securities, together with their Successor Securities which are Global Securities other than the Regulation S Global Security, are collectively herein called the "Restricted Global Security". Upon their original issuance, Regulation S Securities shall be issued in the form of one or more Global Securities registered in the name of the Depositary, or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Securities shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Cedel. Such Global Securities, together with their Successor Securities which are Global Securities other than the Restricted Global Security, are collectively herein called the "Regulation S Global Security".

         The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         In certain cases described elsewhere herein, the legends set forth in
Section 202 may be omitted from Securities issued hereunder.

         SECTION 202. Form of Face of Security.

         [If Restricted Securities, then insert -- THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE

COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (O)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.]

         [If a Regulation S Security (if required), then insert -- THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

         [If the Security is a Global Security, insert the legends required by
Section 204 of the Indenture]

                             XO COMMUNICATIONS, INC.

                 5 3/4% Convertible Subordinated Notes Due 2009

                                                             CUSIP No. 983764AAG

No. ____________           $__________

         XO Communications, Inc., a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _________ Dollars [if this Security is a Global Security, then insert: (which principal amount may from time to time be increased or decreased to such other principal amounts) (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $517,500,000 in the aggregate at any time, by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on January 15, 2009, and to pay interest thereon, in cash in arrears semiannually on January 15 and July 15 in each year, with payment commencing on July 15, 2001, and interest accruing from January 12, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 5 3/4% per annum, until the principal hereof is paid or made available for payment, provided, however, that if (i) the Company's registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") registering this Security for resale has not become or been declared effective by July 11, 2001, or (ii) the Registration Statement is declared effective, but shall thereafter cease to be effective (otherwise than during any permitted Suspension Period described in the Registration Rights Agreement) without being succeeded promptly by an additional registration statement filed and declared effective, in each case upon the terms and conditions set forth in the Registration Rights Agreement (each such event referred to in clauses (i) and (ii), but excluding any permitted Suspension Period described in the Registration Rights Agreement, a "Registration Default"), then interest will accrue (in addition to the stated rate of interest on the Securities) (the "Step-Up") at a rate of 0.25% per annum, determined daily, on the principal amount of the Securities, for the period from the occurrence of the Registration Default until such time (the "Step-Down Date") as no Registration Default is in effect and the per annum rate of such interest shall increase (the "Subsequent Step-Up") by an additional 0.25% per annum for each subsequent 90-day period during which a Registration Default continues (provided that the Step-Up and all Subsequent Step-Up interest rates shall not exceed 0.5% per annum in the aggregate) and Liquidated Damages will be payable at such increased rate until such time (the "Subsequent Step Down Date") as such Registration Default is no longer in effect (after which such interest rate will be restored to its initial rate). Interest accruing as a result of the Step-Up or the Subsequent Step-Up (which shall be computed on the basis of a 365-day year for the actual number of days elapsed) is referred to herein as "Liquidated Damages." Accrued Liquidated Damages, if any, shall be paid simultaneously with the payment of accrued ainterest at the stated rate of interest set forth above. References herein to "interest" shall be deemed to include, without duplication, Liquidated Damages, unless the context otherwise requires.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this

Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. If this Security is issued in the form of a Global Security, payments of the principal of (and premium, if any) and interest on this Security shall be made in immediately available funds to the Depositary. If this Security is issued in certificated form, payment of the principal of (and premium, if any) and interest on this Security will be made at the corporate trust office of the Trustee and at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  January 12, 2001         XO Communications, Inc.

                                 By:



                                 -----------------              ----------------

                                 Title:                         Name:


Attest:


        -----------------
        Name:
        Title:

         SECTION 203. Form of Reverse of Security.

         This Security is one of a duly authorized issue of Securities of the Company designated as its 5 3/4% Convertible Subordinated Notes Due 2009 (the "Securities"), issued under an indenture dated as of January 12, 2001 (herein called the "Indenture"), between the Company and U.S. Trust Company, National Association, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). The Securities are limited in the aggregate principal amount to $517,500,000. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Redemption

         This security is not redeemable prior to maturity.

Repurchase at the Option of Holders upon a Designated Event

         Upon the occurrence of a Change of Control, or, following the termination of the Credit Agreement or if the lenders thereunder have waived certain restrictions with respect to the incurrence of indebtedness under
Section 6.1 thereof as such restrictions relate to the incurrence of the Indebtedness evidenced by the Securities (a "Waiver"), a Termination of Trading, the Holder of this Security may require the Company, subject to certain limitations provided in the Indenture, to repurchase all or a specified portion of the Securities at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the Designated Event Payment Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). At the option of the Company, the purchase price (and accrued and unpaid interest) may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Class A Common Stock of the Company having a fair market value equal to the purchase price (and accrued and unpaid interest). For purposes of this paragraph, the fair market value of shares of Class A Common Stock of the Company shall be determined by the Company and shall be equal to 95% of the average of the Current Market Price for the five consecutive Trading Days immediately preceding and including and ending on the third Trading Day prior to the Designated Event Payment Date. References herein to "principal" shall be deemed to include, without duplication, the purchase price payable in connection with a Designated Event Offer, unless the context otherwise requires.

         If the Designated Event is a Change of Control, holders of the Securities will not have the foregoing put right if: (i) the daily market price per share of the Class A Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement thereof or, if the Change of Control results in the reclassification, conversion or exchange of outstanding shares of Class A Common Stock, the period of 10 consecutive Trading Days ending immediately before the Change of Control, shall equal or exceed 105% of the Conversion Price of the Securities in effect on the date of the Change of Control or the public announcement thereof, as applicable, or (ii) at least 90% of the consideration received by holders of Class A Common Stock (or such other Capital Stock into which the Securities are then convertible) in the Change of Control transaction consists of shares of Capital Stock traded on a U.S. national securities exchange or quoted on the NASDAQ National Market, and as a result of the transaction, this Security becomes convertible into such consideration.

Conversion Rights

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his or her option, at any time following the original issue date of the Securities and on or before the close of business on the Business Day immediately preceding January 15, 2009, or in case the Company has terminated the conversion rights of the Holder hereof or the Holder hereof has exercised his right to require the Company to repurchase this Security or such portion hereof, then in respect of this Security until but (unless the Company defaults in making the payment due upon repurchase) not after, the close of business on the Conversion Termination Date or the Business Day immediately preceding the Designated Event Payment Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) into fully paid and nonassessable shares of Class A Common Stock of the Company at an initial Conversion Rate of 39.1484 shares of Class A Common Stock of the Company for each $1,000 principal amount of Security (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"). Subject, in the case of a conversion after the close of business on the Regular Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Class A Common Stock of the Company issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Class A Common Stock of the Company (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture; provided, however, that the Company reserves the right at its option to issue whole shares in payment of any fractions of shares. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of the Class A Common Stock of the Company) or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Class A Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease. No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such price, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment. Shares of Class A Common Stock, issued upon conversion of this Security shall bear the legend required by Section 305(d) of the Indenture.

Optional Termination of Conversion Rights

         On or after January 18, 2003, the Company may, at its option, terminate the conversion rights of this Security, in whole or in part, if the Current Market Price of Class A Common Stock of the Company equals or exceeds 150% (on or prior to January 18, 2004) or 135% (thereafter) of the prevailing Conversion Price then in effect for at least 20 Trading Days within any period of 30 consecutive Trading Days (a "Measurement Period"), including the last day of such period.

         To exercise its option to terminate the conversion rights of holders of Securities, the Company must issue a press release for publication on the Dow Jones News Service (or a comparable news service) (the date of such notice being the "Notice Date") announcing the conversion termination date selected by it (the "Conversion Termination Date") prior to the opening of business on the second trading day after any applicable Measurement Period. The Conversion Termination Date shall in no event be prior to January 18, 2003 and shall be on the date that is not less than 30 days after the Notice Date nor more than 60 days after the Notice Date. The press release shall announce the Conversion Termination Date and provide the current Conversion Price of the Securities and the Current Market Price of the Class A Common Stock, in each case as of the close of business on the last day of the applicable Measurement Period. The Company will also give notice containing the same information by first class mail to the holders of the Securities not more than four Business Days after it issues the press release. Conversion rights will terminate at the close of business on the Conversion Termination Date.

         If the Conversion Termination Date occurs on or before January 18, 2004, the Company will make an additional payment in cash (herein called the "Make-Whole Payment") with respect to the Securities converted into Class A Common Stock of the Company after the Notice Date. The Make-Whole Payment will be equal to the present value of the aggregate value of the interest payments that would have been payable on this Security after the date of conversion on each semi-annual interest payment date from the Conversion Termination Date through January 15, 2004. The present value will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the relevant period as of the day immediately preceding the Conversion Termination Date.

         The term "Current Market Price" of Class A Common Stock for any day means the last reported per share sale price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing per share bid and asked prices on such day, regular way, in either case as reported on the NASDAQ National Market or, if the Class A Common Stock is not quoted or admitted to trading on such quotation system, on the principal national securities exchange or quotation system on which the Class A Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing per share bid and asked prices of the Class A Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NASDAQ member firm selected from time to time by the Company's board of directors for that purpose, or, if not so available in such manner, as otherwise determined in good faith by our board of directors.

Subordination

         The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

Events of Default

         If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

No Sinking Fund

         The Securities do not have the benefit of any sinking fund obligations.

Defeasance

         The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security, or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

Modification; Amendment and Waiver

         Unless the context otherwise requires, the Securities shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers, and Designated Event Offers.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment or principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Without the consent of any Holder of Securities, the Company and the Trustee may amend or modify the Indenture for certain purposes specified therein. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

Miscellaneous

         [If not a Global Security -- In the event of purchase pursuant to a Designated Event Offer of this Security in part only, a new Security or Securities of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

         [If a Global Security insert -- In the event of a deposit or withdrawal of an interest in this Security (including upon an exchange, transfer or repurchase of this Security in part only) effected in accordance with the Applicable Procedures, the Security Registrar, upon receipt of notice of such event from the Depositary's custodian for this Security, shall make an adjustment on its records to reflect an increase or decrease of the Outstanding principal amount of this Security resulting from such deposit or withdrawal, as the case may be.]

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 principal amount and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like tenor and aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

         Interest (other than Liquidated Damages) on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 Form of Trustee's Certificate of Authentication

         The Trustee's certificate of authentication shall be in substantially the following form:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:
        -------------

         This is one of the Securities referred to in the within-mentioned

         Indenture.

                           U.S. TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

                           By:
                              -------------------------------------

                                    Authorized Signatory

                                CONVERSION NOTICE

         The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is $1,000 or an integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) below designated, into shares of Class A Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with any check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Class A Common Stock of the Company or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
      ----------



                                  Signature(s)

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address:



Name



Address



Social Security or other Identification

Number, if any



Signature Guarantee:
                     ------------------------------------------------------
                     Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If only a portion of the Securities is to be converted, please indicate:

1.       Principal amount to be converted:

         $

2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:

         Amount $

         ($1,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof)

                                 Assignment Form

         If you, the Holder, want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:


                       ----------------------------------
          (Insert assignee's social security or tax ID number) _________________

              (Print or type assignee's name, address and zip code)

         --------------------------------------------------------------------

         --------------------------------------------------------------------

         --------------------------------------------------------------------

and irrevocably appoint _________________________________________________ of
__________________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent.

Dated:                 Your signature:
        ---------                     -----------------------------------------------
                                      (Sign exactly as your name appears on the other side of
                                      this Security)

                                      By:
                                           --------------------------------------------
                                      NOTICE: To be executed by an executive officer

Signature Guarantee:
                      -------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Security purchased by the Company pursuant to
Section 1201 of the Indenture, check the box: [_]

         If you wish to have a portion of this Security purchased by the Company pursuant to Section 1201 of the Indenture, state the amount:

         $--------------.

         In the event that the Purchase Price shall be paid in shares of Class A Common Stock of the Company, provide the name in which the certificate(s) for shares of Class A Common Stock of the Company are to be issued, together with the address of such person:

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

(Print or type name, address and zip code)



Name



Address



Dated:                 Your signature:
        ---------                     -----------------------------------------------
                                      (Sign exactly as your name appears on the other side of
                                      this Security)




                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[             ].

The following increases or decreases in this Global Security have been made:



                   Amount of decrease in         Amount of increase in        Principal Amount of Global
Date of            Principal Amount of this      Principal Amount of this     Security with such increase
Transfer           Global Security               Global Security              or decrease



         SECTION 204. Additional Provisions Required in Global Security.

         Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 202 and 203, bear a legend in substantially the following form:

         [If a Global Security, insert -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

         [If a Global Security to be held by The Depository Trust Company, insert -- UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         SECTION 205. Form of Trustee's Certificate of Authentication.

         This is one of the Securities referred to in the within-mentioned Indenture.

                                    U.S. Trust Company, National Association, as Trustee

                                    By
                                        -------------------------

                                              Authorized Signatory



                                 ARTICLE THREE.

                                 THE SECURITIES

         SECTION 301. Title and Terms.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $517,500,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306 or 906 or in connection with a Designated Event Offer pursuant to Section 1201.

         The Securities shall be known and designated as the "5 3/4% Convertible Subordinated Notes due 2009" of the Company. The Stated Maturity of the Securities shall be January 15, 2009. The Securities shall bear interest at the rate of 5 3/4% per annum, from January 12, 2001 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, as the case may be, payable semi-annually on January 15 and July 15, commencing July 15, 2001, until the principal thereof is paid or made available for payment; provided, however, if (i) the Company's registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") registering this Security for resale has not become or been declared effective by July 11, 2001, or (ii) the Registration Statement is declared effective, but shall thereafter cease to be effective (otherwise than during any permitted Suspension Period described in the Registration Rights Agreement) without being succeeded promptly by an additional registration statement filed and declared effective, in each case upon the terms and conditions set forth in the Registration Rights Agreement (each such event referred to in clauses (i) and (ii), but excluding any permitted Suspension Period described in the Registration Rights Agreement, a "Registration Default"), then interest will accrue (in addition to the stated rate of interest on the Securities) (the "Step-Up") at a rate of 0.25% per annum, determined daily, on the principal amount of the Securities, for the period from the occurrence of the Registration Default until such time (the "Step-Down Date") as no Registration Default is in effect and the per annum rate of such interest shall increase (the "Subsequent Step-Up") by an additional 0.25% per annum for each subsequent 90-day period during which a Registration Default continues (provided that the Step-Up and all Subsequent Step-Up interest rates shall not exceed 0.5% per annum in the aggregate) and Liquidated Damages will be payable at such increased rate until such time (the "Subsequent Step Down Date") as such Registration Default is no longer in effect (after which such interest rate will be restored to its initial rate). Interest accruing as a result of the Step-Up or the Subsequent Step-Up (which shall be computed on the basis of a 365-day year for the actual number of days elapsed). In connection with the cash payment of any Liquidated Damages, the Company shall notify the Trustee (the "Liquidated Damages Notice") on or before the later to occur of (i) the Regular Record Date preceding such payment of any Liquidated Damages, and (ii) the date on which any such Liquidated Damages begins to accrue, of the amount of Liquidated Damages to be paid by the Company on the next Interest Payment Date or other date on which interest, including Liquidated Damages, is payable. In the event of the occurrence of a Step-Down Date during the period between the date on which the Liquidated Damages Notice is given and the next Interest Payment Date, the Company shall so notify the Trustee and shall provide the Trustee with the revised amount of Liquidated Damages to be paid by the Company on such Interest Payment Date.

         In the case of a default in payment of principal and premium, if any, upon acceleration or repurchase, interest shall be payable pursuant to the preceding paragraph on such overdue principal (and premium, if any), such interest shall be payable on demand and, if not so paid on demand, such interest shall itself bear interest at the rate of 5 3/4% per annum (to the extent that the payment of such interest shall be legally enforceable), and shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest on unpaid interest shall also be payable on demand.

         If this Security is issued in the form of a Global Security, payments of the principal of (and premium, if any) and interest on this Security shall be made in immediately available funds to the Depositary. If the Securities are issued in certificated form, the principal of and premium, if any, and interest on the Securities shall be payable at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         The Securities shall be subject to repurchase by the Company pursuant to a Designated Event Offer as provided in Section 1201.

         The Securities shall not have the benefit of any sinking fund obligations.

         The Securities shall be subject to defeasance and covenant defeasance at the option of the Company as provided in Article Eleven.

         Unless the context otherwise requires, the Securities shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waiver and Designated Event Offers.

         SECTION 302. Denominations.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

         SECTION 303. Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Executive Vice President or one of its Vice Presidents and attested by its Secretary or Assistant Secretary. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         SECTION 304. Temporary Securities.

         Pending the preparation of definitive Securities, the Company may execute, and upon a Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like tenor and principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         SECTION 305. Registration, Registration of Transfer, Exchange and Conversion.

         (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as they may prescribe, the Company shall provide for the registration of Securities and of transfers, exchanges and conversions of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers, exchanges and conversions of Securities as herein provided.

         Subject to the other provisions of this Indenture regarding restrictions on transfer, upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose in accordance with the terms hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like tenor and aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

         At the option of the Holder and subject to the other provisions of this
Section 305, Securities may be exchanged for other Securities of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         Subject to the other provisions of this Indenture, upon surrender for partial conversion of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose in accordance with the terms hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the Holder, one or more new Securities of any authorized denominations and of a like tenor and in an aggregate principal amount equal to the unconverted portion of such Security and bearing such restrictive legends as may be required by this Indenture.

         All Securities issued upon any registration of transfer or exchange or partial conversion of Securities shall be the valid obligations of the Company, evidencing the same debt, and (subject to the provisions in the Securities regarding the payment of Liquidated Damages) entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange or conversion shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made to the Holder for any registration of transfer or exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange or conversion of Securities, other than exchanges pursuant to Section 304, 305 or 906, in accordance with any Designated Event Offer pursuant to Section 1201 not involving any transfer or in connection with any conversion not involving any transfer.

         (b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 305(b) shall be made only in accordance with this Section 305(b).

                  (i) Restricted Global Security to Regulation S Global Security. If the owner of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and Clause (b)(iv) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Restricted Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause (b)(vii) below, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount.

                  (ii) Regulation S Global Security to Restricted Global Security. If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this Clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by such specified principal amount.

                  (iii) Non-Global Security to Non-Global Security. A Security that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Security as provided in Section 305(a), provided that, if the Security to be transferred in whole or in part is a Restricted Security, or is a Regulation S Security and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Securities Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Security, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Security (subject in every case to Section 305(c)).

                  (iv) Regulation S Global Security to be Held Through Euroclear or Cedel during Restricted Period. The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this Clause
         (b)(iv) shall not prohibit any transfer or exchange of such an interest in accordance with Clause (b)(ii) above.

                  (v) Exchanges of Book-Entry Securities for Certificated Securities. A beneficial interest in a Global Security may not be exchanged for a Security in certificated form unless (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act and in either case the Company thereupon fails to appoint a successor Depositary, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Securities. In all cases, certificated Securities delivered in exchange for any Global Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Security issued in exchange for an interest in a Global Security will bear the legend restricting transfers that is borne by such Global Security. Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Security.

         (c) Securities Act Legends. Rule 144A Securities and their Successor Securities shall bear a Restricted Securities Legend, and the Regulation S Securities and their Successor Securities shall bear a Regulation S Legend, subject to the following:

                  (i) subject to the following Clauses of this Section 305(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Securities Act Legend borne by such Global Security while represented thereby;

                  (ii) subject to the following Clauses of this Section 305(c), a new Security which is not a Global Security and is issued in exchange for another Security (including a

         Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Security, provided that, if such new Security is required pursuant to Section 305(b)(v) or (vi) to be issued in the form of a Restricted Security, it shall bear a Restricted Securities Legend and, if such new Security is so required to be issued in the form of a Regulation S Security, it shall bear a Regulation S Legend;

                  (iii) Registered Securities shall not bear a Securities Act Legend;

                  (iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

                  (v) a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

                  (vi) notwithstanding the foregoing provisions of this Section 305(c), a Successor Security of a Security that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article Three.

         (d) Until two years after the original issuance date of any Security, any stock certificate representing Class A Common Stock issued upon conversion of such Security shall bear a legend in substantially the following form, unless such Class A Common Stock has been transferred pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Class A Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

         THE CLASS A COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT AS SET FORTH BELOW.

         THE HOLDER HEREOF AGREES THAT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE CLASS A COMMON STOCK EVIDENCED HEREBY WAS ISSUED AND THE LAST DATE ON WHICH XO COMMUNICATIONS, INC. (THE "COMPANY") OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY OR THE CLASS A COMMON STOCK EVIDENCED HEREBY (THE "RESTRICTION TERMINATION DATE"):
(1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE CLASS A COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE CLASS A COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT (IF AVAILABLE), OR
(D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER BEFORE THE RESTRICTION TERMINATION DATE, OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE, IT WILL FURNISH U.S. TRUST COMPANY, NATIONAL ASSOCIATION, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE CLASS A COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE CLASS A COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(E) ABOVE OR UPON THE RESTRICTION TERMINATION DATE.

Any such Class A Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Class A Common Stock for exchange in accordance with the procedures of the transfer agent for the Class A Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Class A Common Stock, which shall not bear the restrictive legend required by this Section 206.

         SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in the discretion of the Company may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 307. Payment of Interest; Interest Rights Preserved.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest (including Liquidated Damages) on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall (a) bear interest at the rate per annum stated in the form of Security included herein (to the extent that the payment of such interest shall be legally enforceable), and (b) forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 308. Persons Deemed Owners.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 309. Cancellation.

         All Securities surrendered for payment, registration of transfer, exchange, pursuant to any Designated Event Offer pursuant to Section 1301 or for conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its standard procedures or as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy such Securities.

         SECTION 310. Computation of Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months, except that Liquidated Damages shall be computed on the basis of a 365-day year.

         SECTION 311. CUSIP and ISIN Numbers.

         The Company in issuing Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such "CUSIP" and "ISIN" numbers in addition to serial numbers in Designated Event Offers as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP and ISIN numbers either as printed on the Securities or as contained in any Designated Event Offer and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such repurchase shall not be affected by any defect in or omission of such CUSIP and ISIN numbers.



                                 ARTICLE FOUR.

                           SATISFACTION AND DISCHARGE

         SECTION 401. Satisfaction and Discharge of Indenture.

         This Indenture shall cease to be of further effect as to all outstanding Securities (except as to (i) rights of registration of transfer and exchange and conversion, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders of Securities to receive payment of principal of and premium, if any, and interest on the Securities, (iv) rights, obligations and immunities of the Trustee under the Indenture and (v) rights of the holders of the Securities as beneficiaries of the Indenture with respect to any property deposited with the Trustee payable to all or any of them), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1) either

                           (A) the Company will have paid or caused to be paid
                  the principal of and premium, if any, and interest on the Securities as and when the same will have become due and payable; or

                           (B) all outstanding Securities (except lost, stolen
                  or destroyed Securities which have been replaced or paid) have been delivered to the Trustee for cancellation;

         and the Company, in the case of (A) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

                  (4) the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably requested.

Notwithstanding the satisfaction and discharge of this Indenture, (i) the obligations of the Company to the Trustee under Section 607, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders of Securities to receive payment of principal of and premium, if any, and interest on the Securities or to convert the Securities, (iv) rights, obligations and immunities of the Trustee under this Indenture (including, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003), and (v) rights of holders of the Securities as beneficiaries of this Indenture with respect to any property deposited with the Trustee payable to all or any of them, shall survive.

         SECTION 402. Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                 ARTICLE FIVE.

                                    REMEDIES

         SECTION 501. Events of Default.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) or caused by Article Fifteen:

                  (1) default in the payment of the principal of any Security when due, whether or not such payment is prohibited by the subordination provisions of this Indenture; or

                  (2) continuance of the default in the payment of any interest upon any Security for a period of 30 days after the date on which such interest becomes due and payable, whether or not such payment is prohibited by the subordination provisions of this Indenture; or

                  (3) default in the payment of principal and interest upon any Security required to be purchased pursuant to a Designated Event Offer pursuant to Section 1201 when due and payable, whether or not such payment is prohibited by the subordination provisions hereof; or

                  (4) failure by the Company to provide timely notice of a Designated Event; or

                  (5) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or in any Security (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (6) a default or defaults under any bond(s), debenture(s), note(s) or other evidence(s) of Indebtedness by the Company or any Material Subsidiary of the Company or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Indebtedness of such type by the Company or any such Material Subsidiary with a principal amount then outstanding, individually or in the aggregate, in excess of $10 million, whether such Indebtedness now exists or shall hereafter be created, which default or defaults shall constitute a failure to pay such Indebtedness when due at the final maturity thereof, or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

                  (7) a final judgment or final judgments (not subject to appeal) for the payment of money are entered against the Company or any Material Subsidiary in an aggregate amount in excess of $10 million by a court or courts of competent jurisdiction, which judgments remain undischarged or unstayed for a period (during which execution shall not be effectively stayed) of 45 days after the right to appeal all such judgments has expired; or

                  (8) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (9) the commencement by the Company or any Material Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action.

         SECTION 502. Acceleration of Maturity; Rescission and Annulment.

         Subject to Article Fifteen hereof, if an Event of Default (other than an Event of Default specified in Section 501(10) or (11) with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and any accrued interest, together with all other amounts due under this Indenture, shall become immediately due and payable. If an Event of Default specified in
Section 501(10) or (11) with respect to the Company occurs, the principal of and any accrued interest on the Securities then Outstanding, together with all other amounts due under this Indenture, shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder; provided that the provisions of Article Fifteen hereof shall have been complied with.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due based on acceleration has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (A) all overdue interest (including any Liquidated
                  Damages) on all Securities,

                           (B) the principal of (and premium, if any, on) any
                  Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Designated Event Payment Date pursuant to a Designated Event Offer made by the Company) and interest thereon at the rate borne by the Securities,

                           (C) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the applicable rate borne by the Securities, and

                           (D) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         and

                  (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

 SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if

                  (1) default is made in the payment of any interest on any Security (including any Liquidated Damages) when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses incurred by the Trustee under this Indenture, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 504. Trustee May File Proofs of Claim.

         In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys, securities or other property payable or deliverable upon the exchange of the Securities or upon any such claims and, subject to the provisions of Article Fifteen hereof, to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors or other similar committee.

         SECTION 505. Trustee May Enforce Claims Without Possession of
Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and, subject to the provisions of Article Fifteen hereof, any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 506. Application of Money Collected.

         Subject to the provisions of Article Fifteen hereof, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 607; and

                  SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this Section 506.

         SECTION 507. Limitation on Suits.

         No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered and, if requested, provided to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

        (4) the Trustee for 60 days after its receipt of such notice, request and offer and, if requested, provision of indemnity has failed to institute any such proceeding; and

        (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

        SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

        Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or in the case of a Designated Event Offer made by the Company and required to be accepted as to such Security, on the Designated Event Payment
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

        SECTION 509. Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        SECTION 510. Rights and Remedies Cumulative.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        SECTION 511. Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        SECTION 512. Control by Holders.

        The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                (1) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability (as determined in the sole discretion of the Trustee), and

                (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

The Trustee may refuse, however, to follow any direction that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another Holder or that may subject the Trustee to any liability or expense if the Trustee determines, in its sole discretion, that it lacks indemnification against such loss or expense.

        SECTION 513. Waiver of Past Defaults.

        The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities by written notice to the Trustee waive any past default hereunder and its consequences, except a default

                (1) in the payment of the principal of or interest on any Security (including any Security which is required to have been purchased pursuant to a Designated Event Offer which has been made by the Company), or

                (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

                (3) arising from failure to purchase any Security tendered pursuant to Section 1201.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

        SECTION 514. Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

        SECTION 515. Waiver of Stay or Extension Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.



                                   ARTICLE SIX

                                   THE TRUSTEE

        SECTION 601. Certain Duties and Responsibilities.

        The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

        SECTION 602. Notice of Defaults.

        The Trustee shall give the Holders notice of any Default hereunder as and to the extent provided by the Trust Indenture Act, unless such Default has been cured or waived; provided, however, that in the case of any Default of the character specified in Section 501(5), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

        SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

        (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

        (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith on its part, rely upon an Officers' Certificate or an Opinion of Counsel;

        (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction reasonably satisfactory to the Trustee;

        (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

        (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

        (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith which the Trustee reasonably believed to have been authorized or within its rights or powers.

        SECTION 604.  Not Responsible for Recitals or Issuance of Securities.

        The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

        SECTION 605. May Hold Securities.

        The Trustee, any Paying Agent, any Security Registrar (if other than the Trustee) or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

        SECTION 606. Money Held in Trust.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

        SECTION 607. Compensation and Reimbursement.

        The Company agrees

                (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation, expenses and disbursements of its agents, accountants, experts and counsel) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this Indenture against the Company (including, without limitation, this Section 607) and of defending itself against any claim (whether asserted by any Holder or the Company) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 607 shall survive any termination of this Indenture and the resignation or removal of the Trustee.

        As security for the performance of the obligations of the Company under this Section 607, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities. The Trustee's right to receive payment of any amounts due under this
Section 607 shall not be subordinate to any other liability or indebtedness of the Company (even though the Securities may be so subordinated).

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(8) or (9) occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under Title 11, U.S. Code, or any similar Federal state or foreign law for the relief of debtors.

        SECTION 608. Disqualification; Conflicting Interests.


        If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

        SECTION 609. Corporate Trustee Required; Eligibility.

        There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in the Borough of Manhattan, The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        SECTION 610. Resignation and Removal; Appointment of Successor.

        (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611, at which time the retiring Trustee shall be fully discharged from its obligations hereunder.

        (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

        (d)     If at any time:

                (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by Board Resolution, may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

        SECTION 611. Acceptance of Appointment by Successor.

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee under Section 607, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

        SECTION 612. Merger, Conversion, Consolidation or Succession to
Business.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

        SECTION 613. Preferential Collection of Claims Against the Company.

        If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

        SECTION 614. Appointment of Authenticating Agent.

        The Trustee may appoint an authenticating agent or agents (an "Authenticating Agent") with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial repurchase or conversion thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

        The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

        If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

        This is one of the Securities referred to in the within-mentioned Indenture.

                                      United States Trust Company of New York,
                                                                      As Trustee

                                            By
                                              --------------------------
                                                As Authenticating Agent

                                            By
                                              --------------------------
                                                Authorized Signatory

                                  ARTICLE SEVEN.

              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND THE COMPANY

        SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

        The Company will furnish or cause to be furnished to the Trustee

        (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

        (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

        SECTION 702. Preservation of Information; Communications to Holders.

        (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

        (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

        (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Trustee or any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

        SECTION 703. Reports by Trustee.

        (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

        (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

        SECTION 704. Reports by Company.

        The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act and in the manner set forth in
Section 1006; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act ("SEC Reports") shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. In the event the Company shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company will nonetheless continue to file such reports with the Commission (unless the Commission will not accept such a filing) and the Trustee and to furnish copies of such SEC Reports to the Holders of Securities at the time the Company is required to file such reports with the Trustee and will make such information available to investors who request it in writing.

        SECTION 705. Officers' Certificate with Respect to Change in Interest Rates.

        Within five days after any Step-Up, Subsequent Step-Up, Step-Down Date or Subsequent Step-Down Date, the Company shall deliver an Officers' Certificate to the Trustee stating the new interest rate and the date on which it became effective.



                                  ARTICLE EIGHT.

                           MERGER, CONSOLIDATION, ETC.

        SECTION 801. Mergers, Consolidations and Certain Sales of Assets.

        The Company may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company (other than a consolidation or merger of a wholly owned subsidiary organized under the laws of a state of the United States into the Company), or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole and provided that the creation of a lien on or in any of its assets shall not in and of itself constitute the transfer, sale, lease or disposition of the assets subject to the lien), unless: (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity to the Company shall be a corporation, limited liability company or business trust organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under this Indenture; (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance satisfactory to the Trustee stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        SECTION 802. Successor Substituted.

        Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.



                                  ARTICLE NINE.

                             SUPPLEMENTAL INDENTURES

        SECTION 901. Supplemental Indentures Without Consent of Holders.


        Without the consent of any Holders, the Company, when authorized by Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                (1) to cure any ambiguity, defect or inconsistency;

                (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                (3) to provide for the assumption of the obligations to Holders of Securities in the case of a merger or consolidation;

                (4) to provide for conversion rights of Holders of Securities in certain events such as a consolidation, merger or sale of all or substantially all of the Company's assets;

                (5) to reduce the Conversion Rate;

                (6) make any change that would provide any additional rights or benefits to Holders of Securities or that does not adversely affect the legal rights under the Indenture of any such Holder; or

                (7) comply with requirements of the Commission in order to maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

        SECTION 902. Supplemental Indentures with Consent of Holders.

        With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, and consistent with Section 513, the Company, when authorized by Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                (1) change the due date of the principal of, or any installment of interest on, any Security;

                (2) reduce the principal amount of, or interest on, Securities;

                (3) change the place or currency of payment of principal of, or interest on, any Security;

                (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

                (5) reduce the above stated percentage of outstanding Securities necessary to modify or amend the Indenture;

                (6) reduce the percentage of aggregate principal amount of outstanding Securities necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

                (7) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified;

                (8) following the mailing of any notice of a Designated Event Offer, modify such Designated Event Offer in a manner materially adverse to the Holders of Securities; or

                (9) except as permitted by the Indenture, increase the Conversion Price or, other than as set forth in Section 901, modify the provisions of the Indenture relating to conversion of the Securities in a manner adverse to the Holders thereof.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        SECTION 903. Execution of Supplemental Indentures.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the

Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        SECTION 904. Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        SECTION 905. Conformity with Trust Indenture Act.

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

        SECTION 906. Reference in Securities to Supplemental Indentures.

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.



                                   ARTICLE TEN.

                                    COVENANTS

        SECTION 1001. Payment of Principal, Premium and Interest.

        The Company will duly and punctually pay the principal of and premium, if any, and interest, including any Liquidated Damages, on the Securities in accordance with the terms of the Securities and this Indenture.

        SECTION 1002. Maintenance of Office or Agency.

        The Company will maintain in the Borough of Manhattan, The City of New York, New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York, New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        SECTION 1003. Money for Security Payments to be Held in Trust.

        If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act. As provided in Section 504, upon any bankruptcy or reorganization proceeding relative to the Company, the Trustee shall serve as the Paying Agent for the Securities.

        Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act. As provided in Section 504, upon any bankruptcy or reorganization proceeding relative to the Company the Trustee shall serve as the Paying Agent for the Securities.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest;

                (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                (4) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on the Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        SECTION 1004. Existence.

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

        SECTION 1005. Maintenance of Properties and Insurance.

        The Company will cause all properties used or useful in the conduct of its business or the business of any subsidiary, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith ay be properly and advantageously conducted at all timed; provided, however, that nothing in this Section 1005 shall prevent the Company from discontinuing operation or maintenance of any of such properties if such discontinuance is, as determined in the good faith judgment of the Company, desireable in the conduct of its business or, in the case of the Company, the business of any subsidiary, and not disadvantageous in any material respect to the Holders of Securities.

        SECTION 1006. Provision of Financial Information.

        The Company has agreed to file with the Trustee, within 15 days after it files them with the Commission, copies of the SEC Reports. In the event the Company shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the Commission (unless the Commission will note accept such a filing) and the Trustee. The Company will furnish copies of the SEC Reports to the Holders of Securities at the time the Company is required to file the same with the Trustee and will make such information available to investors who request it in writing.

        SECTION 1007. Rule 144A Information Requirement.

        If at any time there are Transfer Restricted Securities outstanding and the Company shall cease to have a class of equity securities registered under
Section 12(g) of the Exchange Act or shall cease to be subject to Section 15(d) of the Exchange Act, the Company shall furnish to the Holders or beneficial holders of the Securities or the underlying Common Stock and prospective purchasers of Securities or the underlying Common Stock designated by the Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement), upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as a Shelf Registration Statement (as defined in the Registration Rights Agreement) has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of a Shelf Registration Statement.

        SECTION 1008. Statement by Officers as to Default.

        (a) The Company will deliver to the Trustee within 90 days after the end of each quarter of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

        (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of a Default or an Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

        SECTION 1009. Waiver of Certain Covenants and Obligations.

        The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1004, 1005, 1006, 1007 and 1008 and in Article Twelve if before or after the time for such compliance the Holders of at least a majority in aggregate principal


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

amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.



                                ARTICLE ELEVEN.

                       DEFEASANCE AND COVENANT DEFEASANCE

        SECTION 1101. Company's Option to Effect Defeasance or Covenant Defeasance.

        The Company may, at its option by Board Resolution at any time (subject to 10-day prior written notification to the Trustee), elect to have either
Section 1102 or Section 1103 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Eleven.

        SECTION 1102. Defeasance and Discharge.

        Upon the Company's exercise of the option provided in Section 1101 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

                (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1104 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due,

                (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003,

                (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and

                (D) this Article Eleven. Subject to compliance with this Article Eleven, the Company may exercise its option under this Section 1102 notwithstanding the prior exercise of its option under Section 1103.

        SECTION 1103. Covenant Defeasance.

        Upon the Company's exercise of the option provided in Section 1101 applicable to this Section

                (i) the Company shall be released from its obligations under Sections 1005 through 1008, inclusive, and 1201,

                (ii) the occurrence of an event specified in Sections 501(1), 501(3), and 501(4) shall not be deemed to be an Event of Default, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

        SECTION 1104. Conditions to Defeasance or Covenant Defeasance.

        The following shall be the conditions to application of either Section 1102 or Section 1103 to the Outstanding Securities:

                (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities,

                        (A) money in an amount, or

                        (B) U.S. Government Obligations which through the
                scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or

                        (C) a combination thereof, sufficient, in the opinion of
                a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and each installment of interest on the Securities on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are

                                (x) direct obligations of the United States of
                        America for the payment of which its full faith and credit is pledged or


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

                                (y) obligations of a Person controlled or
                        supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

                (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit and after giving effect thereto or, in connection with an election under Section 1102 insofar as subsections 501(8) and (9) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                (3) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

                (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

                (5) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1102 or the covenant defeasance under Section 1103 (as the case may be) have been complied with.

                (6) In the case of an election under Section 1102, the Company shall have delivered to the Trustee an Opinion of Counsel stating that

                                (x) the Company has received from, or there has
                        been published by, the Internal Revenue Service a ruling, or

                                (y) since the date of this Indenture there has
                        been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

                (7) In the case of an election under Section 1103, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                (8) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

SECTION 1105. Deposited Money and U.S. Government Obligations to Be Held in
              Trust; Other Miscellaneous Provisions.

        Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively, for purposes of this Section 1105, the "Trustee") pursuant to Section 1104 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1104 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

        Anything in this Article Eleven to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1104 which, in the opinion of a nationally recognized accounting firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

        SECTION 1106. Reinstatement.


        If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1102 or 1103 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eleven until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1102 and 1103; provided, however, that if the Company makes any payment of principal of (and premium, if any) any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

        SECTION 1107. Repayment to Company.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such security shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.



                                 ARTICLE TWELVE.

                       REPURCHASE AT THE OPTION OF HOLDERS

        SECTION 1201. Right to Require Repurchase.

        (a) Upon the occurrence of a Change of Control, or, following the termination of the Credit Agreement or if the lenders thereunder have waived certain restrictions with respect to the incurrence of indebtedness under
Section 6.1 thereof as such restrictions relate to the incurrence of Indebtedness evidenced by the Securities (a "Waiver"), a Termination of Trading, each Holder shall have the right, at the Holder's option, to require the Company, subject to certain limitations set forth herein, to repurchase the Securities at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages to the Designated Event Payment Date (subject to the right of Holders of record on the Regular Record Date next preceding the Designated Event Payment Date to receive interest due on the next Interest Payment Date). At the option of the Company, the Purchase Price may be paid in cash or, subject to the conditions set forth in Section 1202, by delivery of shares of Class A Common Stock of the Company having a fair market value equal to the Purchase Price. For purposes of this paragraph, the fair market value of shares of Class A Common Stock of the Company shall be determined by the Company and shall be equal to 95% of the average of the Current Market Price for the five consecutive Trading Days that immediately precede and end on and include the third Trading Day prior to the Designated Event Payment Date.

        (b) If the Designated Event is a Change of Control, holders of the Securities will not have the right set forth in clause (a) hereof if: (i) the daily market price per share of the Class A Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement thereof or, if the Change of Control results in the reclassification, conversion or exchange of outstanding shares of Class A Common Stock, within the period of 10 consecutive Trading Days ending immediately before the Change of Control, shall equal or exceed 105% of the Conversion Price of the Securities in effect on the date of the Change of Control or the public announcement thereof, as applicable, or (ii) at least 90% of the consideration received by holders of Class A Common Stock (or other Capital Stock into which the Securities are then convertible) in the Change of Control transaction consists of shares of Capital Stock traded on a U.S. national securities exchange or quoted on the NASDAQ National Market, and as a result of the transaction, the Securities become convertible into such consideration.

        (c) Within 30 days of the occurrence of a Change of Control, the Company will be required to make a Designated Event Offer to purchase all Outstanding Securities at a price, subject to the next sentence, in cash equal to 100% of the principal amount of the Securities on the Designated Event Payment Date, plus accrued and unpaid interest to such Designated Event Payment Date (subject to the right of Holders of record on the Regular Record Date next preceding the Designated Event Payment Date to receive interest due on the next Interest Payment Date). At the option of the Company, the Purchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 1202 hereof, by delivery of shares of Common Stock of the Company having a fair market value equal to the Purchase Price.

        (d) The Company and the Trustee shall perform their respective obligations for the Designated Event Offer as specified in the Offer. Prior to the Designated Event Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) irrevocably deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) cash or shares of Common Stock of the Company, as provided below, sufficient to pay the Purchase Price of all Securities or portions thereof so accepted (provided that such deposit may be made no later than 10:00 A.M. New York City time on the Designated Event Payment Date if the Company elects) and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment or shares of Common Stock of the Company in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the principal amount of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. In the event that the aggregate Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Designated Event Payment Date.

        (e) Any issuance of shares of Common Stock of the Company in respect of the Purchase Price shall be deemed to have been effected immediately prior to the close of business on the Designated Event Payment Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock of the Company shall be issuable upon such repurchase shall be deemed to have become on the Designated Event Payment Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock of the Company issued upon repurchase of any Security declared prior to the Designated Event Payment Date.

        (f) No fractions of shares shall be issued upon repurchase of Securities. If more than one Security shall be repurchased from the same Holder and the Purchase Price shall be payable in shares of Common Stock of the Company, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Common Stock of the Company which would otherwise be issuable on the repurchase of any Security or Securities, the Company will deliver to the applicable Holder its check for the current market value of such fractional share or, at the Company's election, a full share with respect to such fractional share. The current market value of a fraction of a share is determined by multiplying the Current Market Price of a full share on the Trading Day immediately preceding the Designated Event Payment Date by the fraction, and rounding the result to the nearest cent.

        (g) Any issuance and delivery of certificates for shares of Common Stock of the Company on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock of the Company in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

        (h) The Company shall not be required to make a Designated Event Offer upon a Change of Control if a third party makes the Designated Event Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Designated Event Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Designated Event Offer.

        (i) In the event that the Company makes a Designated Event Offer, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the

Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

        SECTION 1202. Conditions to the Company's Election to Pay the Repurchase
                      Price in Class A Common Stock of the Company.

        The Company may elect to pay the Purchase Price by delivery of shares of Class A Common Stock of the Company pursuant to Section 1201 if:

                (1) The shares of Class A Common Stock of the Company deliverable in payment of the Purchase Price shall have a fair market value as of the Designated Event Payment Date of not less than the Purchase Price. For purposes of this Section 1202, the fair market value of shares of Class A Common Stock of the Company shall be determined by the Company and shall be equal to 95% of the average of the Current Market Price of the Class A Common Stock of the Company for the five consecutive Trading Days that precede and end on and include the third Trading Day prior to the Designated Event Payment Date;

                (2) The shares of Class A Common Stock of the Company to be issued upon repurchase of Securities hereunder (i) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or, if such registration is required, the Company shall then be in compliance with its obligation to register such shares of Class A Common Stock under and in accordance with, the terms and conditions of, the Registration Rights Agreement and
        (ii) shall not require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase, or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Designated Event Payment Date;

                (3) The shares of Class A Common Stock of the Company to be issued upon repurchase of Securities hereunder are, or shall have been, approved for listing on the NASDAQ National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Designated Event Payment Date; and

                (4) All shares of Class A Common Stock of the Company which may be issued upon repurchase of Securities will be issued out of the Company's authorized but unissued Class A Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights. If all of the conditions set forth in this Section 1202 are not satisfied in accordance with the terms hereof, the Purchase Price shall be paid by the Company only in cash.

        SECTION 1203. Consolidation, Merger, Etc.

        In the case of any consolidation, conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to which Article Eight of the Indenture applies, in which the

Class A Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Class A Common Stock of the Company or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase the Securities following a Change in Control, including without limitation the applicable provisions of this Article Twelve and the definitions of the Class A Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein and in the Indenture as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply in the event of a subsequent Change of Control to the common stock and the issuer thereof if different from the Company and Class A Common Stock of the Company (in lieu of the Company and the Class A Common Stock of the Company).



                                ARTICLE THIRTEEN.

                            CONVERSION OF SECURITIES

        SECTION 1301. Applicability of Article. Securities of any series which are convertible into Common Stock at the option of the Holder of such Securities shall be convertible in accordance with their terms and in accordance with this Article.

        SECTION 1302. Right of Holders to Convert Securities into Class A Common Stock.Subject to and upon compliance with the terms of the Securities and the provisions of this Article Thirteen, at the option of the Holder thereof, any Security of any authorized denomination, or any portion of the principal amount thereof which is $1,000 or any integral multiple of $1,000, may, at any time prior to January 15, 2009 (except where the Company has terminated such conversion right in accordance with Article Fourteen hereof and except that in the case of repayment at the option of the Holder pursuant to Article Twelve hereof, in which events such right shall terminate upon the Conversion Termination Date or upon the Company's receipt of written notice of the exercise of such option, as applicable), be converted into duly authorized, validly issued, fully paid and non-assessable shares of Class A Common Stock, at the conversion rate initially of 39.1484 shares of Class A Common Stock for each $1,000 principal amount of Securities, or, in case an adjustment in the conversion price has taken place pursuant to the provisions of this Article Thirteen, then at the applicable conversion rate as so adjusted (the "Conversion Rate"), upon surrender of the Security or Securities, the principal amount of which is so to be converted, to the Company at any time during usual business hours at the office or agency to be maintained by it in accordance with the provisions of Section 1002, accompanied by a written notice of election to convert as provided in Sections 203 and 1303 and, if so required by the Company and/or the Trustee, by a written instrument or instruments of transfer in form satisfactory to the Company and/or the Trustee, as applicable, duly executed by the Holder thereof or his attorney duly authorized in writing. All Securities surrendered for conversion shall, if surrendered to the Company or any conversion agent, be delivered to the Trustee for cancellation and cancelled by it, or shall, if surrendered to the Trustee, be cancelled by it, as provided in Section 310.

        SECTION 1303. Issuance of Shares of Class A Common Stock on Conversions.As promptly as practicable after the surrender, as herein provided, of any Security or Securities for conversion into Class A Common Stock, the Company shall deliver or cause to be delivered at its said office or agency to or upon the written order of the Holder of the Security or Securities so surrendered a certificate or certificates representing the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock into which such Security or Securities may be converted in accordance with the terms thereof and the provisions of this Article Thirteen. Prior to delivery of such certificate or certificates, the Company shall require written notice at its said office or agency from the Holder of the Security or Securities so surrendered stating that the Holder irrevocably elects to convert such Security or Securities, or, if less than the entire principal amount thereof is to be converted, stating the portion thereof to be converted. Such notice shall also state the name or names (with address and social security or other taxpayer identification number) in which said certificate or certificates are to be issued. Such conversion shall be deemed to have been made at the time that such Security or Securities shall have been surrendered for conversion and such notice shall have been received by the Company or the Trustee, the rights of the Holder of such Security or Securities as a Holder shall cease at such time, the Person or Persons entitled to receive the shares of Class A Common Stock upon conversion of such Security or Securities shall be treated for all purposes as having become either record holder or holders of such shares of Class A Common Stock at such time and such conversion shall be at the conversion price in effect at such time. In the case of any Security of any series which is converted in part only, upon such conversion, the Company shall execute and, upon the Company's request and at the Company's expense, the Trustee or an Authenticating Agent shall authenticate and deliver to the Holder thereof, as requested by such Holder, a new Security or Securities of such series of authorized denominations in aggregate principal amount equal to the unconverted portion of such Security.

        If the last day on which such Security may be converted is not a Business Day in a place where the conversion agent is located, such Security may be surrendered to the conversion agent on the next succeeding day that is a Business Day.

        The Company shall not be required to deliver certificates for shares of Class A Common Stock upon conversion while its stock transfer books are closed for a meeting of shareholders or for the payment of dividends or for any other purpose, but certificates for shares of Class A Common Stock shall be delivered as soon as the stock transfer books shall again be opened.

        SECTION 1304. No Payment or Adjustment for Interest or Dividends. Securities surrendered for conversion into Class A Common Stock during the period from the close of business on any Regular Record Date (or Special Record
Date) next preceding any Interest

Payment Date to the opening of business on such Interest Payment Date when surrendered for conversion must be accompanied by payment (by certified or official bank check to the order of the Company payable in clearing house funds at the location where the Securities are surrendered) of an amount equal to the interest thereon which the Holder is entitled to receive on such Interest Payment Date. Payment of interest shall be made, on such Interest Payment Date, to the Holder of the Securities as of such Regular Record Date or Special Record Date, as applicable. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion. No other payment or adjustment for interest or dividends is to be made upon conversion.

        SECTION 1305. Adjustment of Conversion Rate.

                (1) In case at any time after the date of the issuance of the Securities, the Company shall pay or make a dividend or other distribution on any class of Capital Stock of the Company payable in shares of Common Stock of the Company, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock of the Company at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock of the Company held in the treasury of the Company.

                (2) In case at any time after the date of the issuance of the Securities, the Company shall issue rights, options or warrants to all holders of its Common Stock (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Security into Common Stock of the Company without any action required by the Company or any other person) entitling them to subscribe for or purchase shares of Common Stock of the Company (or securities convertible into Common Stock of the Company) at a price per share (or having a conversion price per share) less than the Average Current Market Price per share (determined as provided in paragraph (9) of this Section) on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock of the Company which the aggregate of the offering price of the total number of shares of Common Stock of the Company so offered (or the aggregate conversion price of the convertible securities so offered) for subscription or purchase would purchase at such Average Current Market Price and the denominator shall be the number of shares of Common Stock of the Company outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock of the Company so offered for subscription or purchase (or into which the convertible securities so offered are convertible), such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock of the Company at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock of the Company. The Company will not issue any rights, options or warrants in respect of shares of Common Stock of the Company held in the treasury of the Company.

                (3) In case at any time after the date of the issuance of the Securities, outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares of Common Stock of the Company, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares of Common Stock of the Company, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                (4) In case at any time after the date of the issuance of the Securities, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, shares of any class of its Capital Stock, evidences of its indebtedness or other assets (including securities, but excluding any rights, options or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Conversion Rate shall be adjusted so that the same shall equal the price determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Average Current Market Price per share (determined as provided in paragraph (9) of this Section) on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares of capital stock or evidences of indebtedness so distributed applicable to one share of Common Stock of the Company and the denominator shall be such Average Current Market Price per share, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                (5) In case at any time after the date of the issuance of the Securities, the Company shall, by dividend or otherwise, make a distribution to all holders of its

        Common Stock consisting exclusively of cash (excluding any cash that is distributed upon a merger or consolidation to which Section 1307 applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with:

                        (A) the aggregate amount of any other distributions to
                all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph
                (5) has been made, and

                        (B) the aggregate of any cash plus the fair market value
                (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock of the Company concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section has been made,

        (the amount of such cash distribution together with the amounts described in clauses (A) and (B) above being referred to herein as the "Aggregate Cash Distribution Amount") exceeds 10% of the product of (I) the Average Current Market Price per share on the date for the determination of holders of shares of Common Stock of the Company entitled to receive such cash distribution, times (II) the number of shares of Common Stock of the Company outstanding on such date (the amount by which the Aggregate Cash Distribution Amount exceeds 10% of the product of the amounts described in clauses (I) and
(II) above being referred to herein as the "Excess Amount"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased in accordance with the following formula:

                              AC = CR/(M - (EA/O))
                                       ----------
                                           M

Where:

               AC = the adjusted Conversion Rate.

               CR = the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive the distribution.

               M = the Average Current Market Price per share (determined as provided in paragraph (9) of this Section) on the date fixed for determination of the stockholders entitled to receive the distribution.

               EA = the Excess Amount.

               O = the number of shares of Common Stock of the Company outstanding on the date fixed for determination of the stockholders entitled to receive the distribution.

                (6) In case at any time after the date of the issuance of the Securities, a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock of the Company shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with:

                        (A) the aggregate of the cash plus the fair market value
                (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock of the Company expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) has been made, and

                        (B) the aggregate amount of any distributions to all
                holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section has been made, exceeds 10% of the product of (I) the Average Current Market Price per share (determined as provided in paragraph (9) of this Section) as of the last time (the "Tender Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended), times (II) the number of shares of Common Stock of the Company outstanding (including any tendered shares) on the Tender Expiration Time but before acceptance of shares tendered, then, and in each such case, immediately prior to the opening of business on the day after the date of the Tender Expiration Time, the Conversion Rate shall be increased in accordance with the following formula:

                             AC = CR/((M x O) - C)
                                      -----------
                                      M x (O - TS)

Where:

               AC = the adjusted Conversion Rate.

               CR = the Conversion Rate immediately prior to close of business on the date of the Tender Expiration Time.

               M = the Average Current Market Price per share (determined as provided in paragraph (9) of this Section) on the date of the Tender Expiration Time.


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


                O = the number of shares of Common Stock of the Company outstanding (including any tendered shares) on the Tender Expiration Time.

                C = the amount of cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the aggregate consideration payable to stockholders in the tender offer based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below).

                TS = the number of all shares validly tendered and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

                (7) In the event of a Change of Control in which both (A) the stockholders of the Company receive consideration per share of Class A Common Stock that is greater than the Conversion Price at the effective time of the Change of Control, without giving effect to the adjustment described below, and (B) at least 10% of the total consideration paid to the stockholders of the Company consists of cash, cash equivalents, securities or other assets (other than publicly traded securities) (collectively, "Non-Public Consideration"), then upon conversion of Securities after the Change of Control, in addition to the Class A Common Stock or other securities deliverable upon the conversion of the Securities as described in Section 1302 (as adjusted pursuant to subparagraphs (1) through (6)) above, the holder will receive a number of publicly traded securities of the acquiror determined through the following calculation:

         PV Cash Flows x (Non-Public Consideration/Total Consideration)
         --------------------------------------------------------------
                              Acquiror Stock Price

        where:

        PV Cash Flows =             the present value of the aggregate dividend
                                    payments that would have been payable on the Securities from the date of conversion through January 15, 2004. The present value for this purpose will be calculated using a discount rate equal to 3.25% plus the yield to maturity of U.S. Treasury securities having a maturity closest to, but not later than, January 15, 2004;

        Total Consideration =   the total value of the consideration payable
                                to the Company's stockholders at the effective time of such Change of Control, with the value of any assets or securities other than cash or publicly traded securities being determined in good faith by the Board of Directors based on an opinion as to such value obtained from an accounting, appraisal or investment banking firm of international standing; and

        Acquiror Stock Price =  the price per security of the acquiror's publicly traded securities delivered in
                                connection with such Change of Control at the effective time of such Change of Control;


provided, however, that if the consideration received by the stockholders of the Company in respect of such Change of Control consists of at least 75% Non-Public Consideration or if the acquiror's common stock is not publicly traded, then upon conversion of Securities after such Change of Control, in lieu of issuing additional securities of the acquiror, as set forth in this subparagraph (7), each Holder shall be entitled to receive an additional amount of cash calculated as follows:

                PV Cash Flows x (Non-Public Consideration/Total Consideration)

                (8) The reclassification of Class A Common Stock of the Company into securities including securities other than Class A Common Stock of the Company (other than any reclassification upon a consolidation or merger to which Section 1307 applies) shall be deemed to involve (a) a distribution of such securities other than Class A Common Stock of the Company to all holders of Class A Common Stock of the Company (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Class A Common Stock of the Company outstanding immediately prior to such reclassification into the number of shares of Class A Common Stock of the Company outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

                (9) For the purpose of any computation under paragraphs (2),
        (4), (5) and (6) of this Section, the Average Current Market Price per share on any date shall be deemed to be the average of the daily Current Market Prices for the five consecutive Trading Days selected by the Company commencing not more than ten Trading Days before, and ending not later than the earlier of, the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex" date, when used with respect to any issuance or distribution, means the first date on which the Class A Common Stock of the Company trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

                (10) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (10)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (10) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (10) shall be made to the nearest cent.

                (11) The Company may make such increases in the Conversion Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock of the Company resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such (i) for federal income tax purposes or (ii) for any other reasons relating to taxes.

                (12) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining whether the Current Market Price for any five Trading Days within the period of 10 Trading Days (as determined pursuant to the definition of Change of Control) exceeds the Conversion Price by 105% in connection with an event which would otherwise be a "Change of Control" or whether the Current Market Price for 20 Trading Days during a period of 30 consecutive Trading Days exceeds the Conversion Price by 150% or 135%, respectively, in connection with an event which would otherwise allow the Company to cause the conversion rights of Holders of Securities to expire. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 106 at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

                (13) Whenever the Conversion Rate is adjusted, as herein provided, the Company shall promptly file with the Trustee, at the Corporate Trust Office of the Trustee, and with the office or agency maintained by the Company for the conversion of Securities of such series pursuant to Section 1002, an Officers' Certificate, setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment. Neither the Trustee nor any conversion agent shall be under any duty or responsibility with respect to any such certificate or any facts or computations set forth therein, except to exhibit said certificate from time to time to any Holder of a Security desiring to inspect the same. The Company shall promptly cause a notice setting forth the adjusted conversion price to be mailed to the Holders of Securities, as their names and addresses appear upon the Security Register of the Company.

                (14) In any case in which this Section 1205 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (y) issuing to the Holder of any Security converted after such record date and before the occurrence of such event the additional shares of the Class A Common Stock of the Company issuable upon such conversion by reason of the adjustment required by such event over and above the Class A Common Stock of the Company issuable upon such conversion before giving effect to such adjustment and (z) paying to such Holder any amount in cash in lieu of any fractional share of Class A Common Stock of the Company pursuant to Section 1206 of the Indenture.

        SECTION 1306. No Fractional Shares to be Issued.No fractional shares of Common Stock shall be issued upon any conversion of Securities. If more than one Security of any series shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities of such series (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of a fraction of a share of Class A Common Stock of the Company which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall, at its election, either (a) pay a cash adjustment (computed to the nearest cent, with one-half cent being rounded upward) in respect of such fraction of a share in an amount equal to the same fractional interest of the Current Market Price of the Class A Common Stock of the Company on the Trading Day next preceding the day of conversion or (b) round the number of shares issuable upon conversion up to the nearest whole share.

SECTION 1307. Preservation of Conversion Rights upon Consolidation, Merger, Sale or Conveyance.In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in the case of any sale or transfer of all or substantially all of the assets of the Company, the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee, a supplemental indenture, in accordance with the provisions of Articles Eight and Nine as they relate to supplemental indentures, providing that the Holder of each Security then Outstanding of a series which was convertible into Class A Common Stock shall have the right thereafter to convert such Security into the kind and amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Class A Common Stock of the Company into which such Securities might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Class A Common Stock of the Company failed to exercise his or her rights of election, if any, as to the kind or amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer is not the same for each share of


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


Class A Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of non-electing shares), and (ii) the Securities were convertible at the time of such consolidation, merger, sale or transfer at the initial Conversion Rate specified in Section 1302 hereof, as adjusted, if applicable, in accordance with the terms of this Article Thirteen. Such supplemental indenture shall conform to the provisions of the Trust Indenture Act as then in effect and shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Thirteen. Neither the Trustee nor any conversion agent shall have any liability or responsibility for determining the correctness of any provision contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property receivable by Holders of the Securities upon the conversion of their Securities after any such consolidation, merger, sale or transfer, or to any adjustment to be made with respect thereto and, subject to the provisions of Section 313 of the Trust Indenture Act, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers' Certificate with respect thereto and an Opinion of Counsel with respect to legal matters related thereto. If in the case of any such consolidation, merger, sale or transfer, the stock or other securities and property receivable by a Holder of the Securities includes stock or other securities and property of a corporation other than the successor or purchasing corporation, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary. The above provisions of this Section 1307 shall similarly apply to successive consolidations, mergers, sales or transfers.

        SECTION 1308. Notice to Holders of the Securities Prior to Taking Certain Types of Action.With respect to the Securities, in case:

        (a) the Company shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase shares of its Capital Stock or of any other right;

        (b) the Company shall authorize the distribution to all holders of Common Stock of evidences of indebtedness or assets (except for cash dividends or distributions paid from retained earnings of the Company);

        (c) of any subdivision or combination of Common Stock or of any consolidation or merger to which the Company is a party and for which approval by the shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

        (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;


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        (e)     the Company or a Subsidiary shall take any other action that would require an adjustment to the Conversion Rate pursuant to Section 1305 (other than pursuant to Sections 1305(1) or 1305(3)); or

        (f) the Company shall take any action that would require a supplemental indenture pursuant to Section 1307;

then the Company shall cause to be filed with the Trustee and at the office or agency maintained for the purpose of conversion of Securities of such series pursuant to Section 1002, and shall cause to be mailed to the Holders of Securities of such series, at their last addresses as they shall appear on the Security Register of the Company, at least ten days prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of Class A Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of Class A Common Stock shall be entitled to exchange their Class A Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action. The failure to give the notice required by this
Section 1308 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action, or the vote upon any of the foregoing. Such notice shall also be published by and at the expense of the Company not later than the aforesaid filing date at least once in an Authorized Newspaper.



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


        SECTION 1309. Covenants to Reserve Shares for Issuance on Conversion of Securities.The Company covenants that at all times it will reserve and keep available out of its authorized Class A Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of Securities as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all Outstanding Securities. The Company covenants that all shares of Class A Common Stock which shall be so issuable shall, when issued or delivered, be duly and validly issued shares of Class A Common Stock into which Securities of such series are convertible, and shall be fully paid and nonassessable, free of all liens and charges and not subject to preemptive rights and that, upon conversion, the appropriate capital stock accounts of the Company will be duly credited.

        SECTION 1310. Compliance with Governmental Requirements.The Company covenants that if any shares of Class A Common Stock required to be reserved for purposes of conversion of Securities hereunder require registration or listing with or approval of any governmental authority under any Federal or State law, pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any national or regional securities exchange on which Class A Common Stock is listed at the time of delivery of any shares of Class A Common Stock, before such shares may be issued upon conversion, the Company will use its best efforts to cause such shares to be duly registered, listed or approved, as the case may be, and prior to such registration shall contain the legends set forth in Section 305(d) hereof.

        SECTION 1311. Payment of Taxes upon Certificates for Shares Issued upon Conversion. The issuance of certificates for shares of Class A Common Stock upon the conversion of Securities shall be made without charge to the converting Holders for any tax (including, without limitation, all documentary and stamp taxes) in respect of the issuance and delivery of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of the Securities converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Security converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        SECTION 1312. Trustee's Duties with Respect to Conversion Provisions.The Trustee and any conversion agent shall have no duty, responsibility or liability to any Holder to determine whether any facts exist which may require any adjustment of the conversion rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the registration under securities laws, listing, validity or value (or the kind or amount) of any shares of Class A Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security, and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee and any conversion agent, subject to the provisions of Section 313 of the Trust Indenture Act, shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article Thirteen.



                                ARTICLE FOURTEEN.

                        TERMINATION OF CONVERSION RIGHTS

        SECTION 1401. Expiration of Conversion Rights. On or after January 18, 2003, the Company may, at its option, terminate the conversion rights of Holders of Securities. The Company may exercise this option, in whole or in part, only if the Current Market Price of the Class A Common Stock of the Company exceeds 150% (on or prior to January 18, 2004) or 135% (thereafter) of the Conversion Price for at least 20 Trading Days within any period of 30 consecutive Trading Days (the "Measurement Period"), including the last Trading Day of such period (herein called the "Termination Condition"). The election of the Company to terminate the conversion rights pursuant to Section 1402 shall be evidenced by a Board Resolution.

        SECTION 1402. Election to Terminate; Press Release.

        In order to exercise its option to terminate the conversion rights of Holders of Securities, the Company must issue a press release for publication on the Dow Jones News Service (or a comparable news service) announcing (the date of such notice being the "Notice Date") the date on which the conversion rights shall terminate (the "Conversion Termination Date") prior to the opening of business on the second Trading Day after any applicable Measurement Period. The Conversion Termination Date shall in no event be prior to January 18, 2003 and shall be on a date that is no less than 30 days nor more than 60 days after the Notice Date. The press release shall announce the Conversion Termination Date and provide the current Conversion Price of the Securities and the Current Market Price of the Class A Common Stock of the Company, in each case as of the close of business on the last day of the Measurement Period.

        Notice of the expiration of conversion rights will be given by the Company to each Holder of Securities at such Holder's address in the Security Register in accordance with Section 106 not more than four Business Days after the Company issued the press release under Section 1402 hereof. Such notice shall be irrevocable and shall specify the Conversion Termination Date, the Expiration Condition pursuant to Section 1401 and whether a Make-Whole Payment is payable.



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



        SECTION 1403. Conversion Expiration Date. Conversion rights will terminate at the close of business on the Conversion Termination Date which will be a date selected by the Company not less than 30 nor more than 60 days after the date on which the Company issues the press release under Section 1402 hereof announcing its intention to terminate conversion rights of the Securities.

        SECTION 1404. Make-Whole Payment.

        If the Conversion Termination Date occurs on or before January 18, 2004, the Company shall make an additional payment in cash (herein call the "Make-Whole Payment") with respect to the Securities converted into Class A Common Stock of the company after the Notice Date. The Make-Whole Payment will be equal to the present value of the aggregate value of the interest payments that would thereafter have been payable on the Securities on each semi-annual interest payment date from the Conversion Termination Date through January 15, 2009. The present value will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the additional period as of the day immediately preceding the Conversion Termination Date.

        SECTION 1405. Deposit of Make Whole Payment.

        Not less than one Business Day prior to any Conversion Termination Date, the Company shall deposit with the Trustee an amount of money (which shall be in immediately available funds on such Conversion Termination Date) sufficient to make the Make-Whole Payment of, and (except if the Conversion Termination Date shall be an Interest Payment Date) accrued interest on all the Securities other than any Securities which have been converted prior to the date of such deposit.

        If any Security with respect to which the conversion right has been terminated is converted, any money deposited with the Trustee or so segregated and held in trust for the Make-Whole Payment shall (subject to any right of the Holder of such Security or any predecessor Security to receive interest) be paid to the Company on the Company's request or, if then held by the Company, shall be discharged from such trust.



                                ARTICLE FIFTEEN.

                           SUBORDINATION OF SECURITIES

        SECTION 1501. Securities Subordinated to Senior Indebtedness.

        The Company and each Holder, by its acceptance of Securities, agree that
(a) the payment of the principal of, interest on, or Liquidated Damages, if any, with respect to, the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or purchase of the Securities by the Company (including, without limitation, pursuant to Article Twelve) are subordinated, to the extent and in the manner provided in this Article Fifteen, to the prior payment in full of all Senior Indebtedness of the Company, whether


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


outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

        This Article Fifteen shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

        SECTION 1502. No Payment on Securities in Certain Circumstances.

        (a) No payment may be made by the Company on account of the principal of, interest on, or Liquidated Damages, if any, with respect to, the Securities, or to acquire any of the Securities (including repurchases of Securities at the option of the Holder pursuant to a Designated Event Offer) for cash or property (other than pursuant to the conversion of Securities), or on account of the redemption provisions of the Securities, in the event of default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

        (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits, or would permit, with (w) the passage of time,
(x) the giving of notice, (y) the making of any payment in respect of the Securities then required to be made, or (z) any combination thereof (collectively, a "Non-Payment Default"), the holders of Designated Senior Indebtedness or their representative immediately to accelerate the maturity of any Designated Senior Indebtedness and (ii) written notice of such Non-Payment Default is given to the Company and the Trustee by the holders of Designated Senior Indebtedness or their representative, or to the Trustee and the holders of Designated Senior Indebtedness by the Company or its Representative (a "Payment Blockage Notice"), then, unless and until such Non-Payment Default has been cured or waived or otherwise has ceased to exist, no payment (by setoff or otherwise) may be made by or on behalf of the Company on account of the principal of, interest on, or Liquidated Damages, if any, with respect to, the Securities, or to acquire or repurchase any of the Securities for cash or property, or on account of the redemption provisions of the Securities, in any such case other than payments made upon conversion of the Securities and other than payments made with Junior Securities.

        Notwithstanding the foregoing, unless (i) the Designated Senior Indebtedness in respect of which such Non-Payment Default exists has been declared due and payable in its entirety within 179 days after the Payment Blockage Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Not more than one Payment Blockage Notice may be given in any 365-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. In no event, however, may the total number of days during which any Payment Blockage Period or Payment Blockage Periods are in effect exceed 179 days in the aggregate during any consecutive 365-day period.



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

        (c) In furtherance of the provisions of Section 1501, in the event that, notwithstanding the foregoing provisions of this Section 1502, any payment or distribution of assets of the Company (other than pursuant to the conversion of the Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the provisions of this
Section 1502, then such payment or distribution (subject to the provisions of Section 1507) shall be received and held in trust by the Trustee or such Holder for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay or provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution of, or provision therefor, to the holders of such Senior Indebtedness.

SECTION 1503. Securities Subordinated to Prior Payment of All Senior
              Indebtedness on Dissolution, Liquidation or Reorganization.

        Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

        (a) the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments in full in cash or other payment satisfactory to the holders of Senior Indebtedness (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of the principal of, premium, if any, interest on, or Liquidated Damages, if any, with respect to, the Securities (other than payments made in the form of Junior Securities);

        (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than payments or distributions in the form of Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the provisions of this Article Fifteen, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness of the Company or their representative to the extent necessary to make payment in full in cash or other payment satisfactory to the holders of Senior Debt of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

        (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than payments or distributions in the form of Junior Securities), shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or an Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held


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


in trust) on account of the Securities before all Senior Indebtedness of the Company is paid in full, such payment or distribution (subject to the provisions of Section 1507) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Indebtedness, or their respective representative, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payments as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

        SECTION 1504. Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness.

        Subject to the payment in full of all Senior Indebtedness of the Company as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this Article Fifteen, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article Fifteen are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

        If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Fifteen shall have been applied, pursuant to the provisions of this Article Fifteen, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

        SECTION 1505. Obligations of the Company Unconditional.

        Nothing contained in this Article Fifteen or elsewhere in this Indenture or in the Securities is intended to or shall impair as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal, Redemption Price and Repurchase Price of, and interest and any Liquidated Damages on, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the

Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fifteen, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

        Notwithstanding anything to the contrary in this Article Fifteen or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article Fifteen, the Trustee, subject to the provisions of Sections 601 and 603, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article Fifteen. Nothing in this Article Fifteen shall apply to the claims of, or payments to, the Trustee under or pursuant to Sections 506 and 607.

        SECTION 1506. Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice.

        The Trustee or any Paying Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 601 and 603, shall be entitled in all respects conclusively to assume that no such fact exists.

        SECTION 1507. Application by Trustee of Assets Deposited with It.

        Amounts deposited in trust with the Trustee pursuant to and in accordance with this Indenture shall be for the sole benefit of Holders of Securities and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article Fifteen. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of any Securities shall be subject to the provisions of Sections 1501, 1502, 1503 and 1504; provided that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of any amount due on any Security) and the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 1506, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 1508. Subordination Rights Not Impaired by Acts or Omissions of the
              Company or Holders of Senior Indebtedness.

        No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article Fifteen shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

        SECTION 1509. Securityholders Authorize Trustee to Effectuate Subordination of Securities.

        Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article Fifteen and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

        SECTION 1510. Right of Trustee to Hold Senior Indebtedness.

        The Trustee shall be entitled to all of the rights set forth in this Article Fifteen in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

        SECTION 1511. Article Fifteen Not to Prevent Events of Default.

        The failure to make any payment due on the Securities by reason of any provision of this Article Fifteen shall not be construed as preventing the occurrence of a Default or an Event of

Default under Section 601 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Securities.

        SECTION 1512. No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Fifteen or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect holders of Senior Indebtedness shall be read into this Indenture against the Trustee. Nothing in this Section 1512 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

                                    * * * * *

        This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                                            XO COMMUNICATIONS, INC.


                                            By:   s/Wayne M. Rehberger
                                                  ------------------------------------
                                                 Name:  Wayne M. Rehberger
                                                 Title:   Senior Vice President and Chief
                                                           Financial Officer

Attest: s/Gary D. Begeman
        ----------------------------
        Name: Gary D. Begeman
        Title:  Senior Vice President,
               General Counsel and Secretary

                                            U.S. TRUST COMPANY, NATIONAL
                                               ASSOCIATION, as Trustee




                                            By: s/Patricia Gallagher
                                               ---------------------------------------
                                               Name: Patricia Gallagher
                                               Title:  Authorized Signatory

Attest: s/Cynthia Chaney
        ----------------------------
        Name: Cynthia Chaney
        Title:  Authorized Signatory

COMMON WEALTH OF VIRGINIA)
                    ) ss:
COUNTY OF FAIRFAX   )

        On this 12th day of January, 2001, before me personally came Wayne M. Rehberger, to me known, who, being by me duly sworn, did depose and say that he resides at Reston, Virginia that he is Senior Vice President, Chief Financial Officer of XO Communications, Inc., one of the corporations described in and which executed the foregoing instrument; and duly acknowledged to me that he executed the same by authority of the Board of Directors of said corporation.

        IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid on the day and year first written above

[Notarial Seal]

                                            s/ Catheryn O. Lowe
                                            ----------------------------
                                            Notary Public

STATE OF NEW YORK     )
                      ) ss:
COUNTY OF NEW YORK    )

        On the 12th day of January, 2001, before me personally came Patricia Gallagher, to me known, who, being by me duly sworn, did depose and say that she resides at _____, New York, that she is an Authorized Signatory of U.S. Trust Company, National Association, one of the corporations described in and which executed the foregoing instrument, and that she executed the same by authority of the Board of Directors of said corporation.

[Notarial Seal]

                             s/ Christine C. Collins
                             -----------------------
                             Notary Public

                             COMMISSION EXPIRES

                                                              ANNEX A -- Form of
                                                        Regulation S Certificate

                            REGULATION S CERTIFICATE

  (For transfers pursuant to Section 305(b)(i), (iii) and (v) of the Indenture)

U.S. Trust Company, National Association,
  as Trustee
c/o United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York  10036
Attention:  Corporate Trust Trustee Administration

        Re: 5 3/4% Convertible Subordinated Notes due 2009 of XO Communications, Inc.
               (the "Securities")

        Reference is made to the Indenture, dated as of January 12, 2001 (the "Indenture"), between XO Communications, Inc. (the "Company") and U.S. Trust Company, National Association, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

        This certificate relates to U.S. $____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

        CUSIP No(s).
                     ---------------------------

        CERTIFICATE No(s).
                           ---------------------

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

        (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                (A) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

                (B) the offer of the Specified Securities was not made to a person in the United States;

                (C) either:

                                (i)     at the time the buy order was
                        originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                                (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

                (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

                (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

        (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

Dated:
        ----------------------------------------------------------------
                      (Print the name of the Undersigned,
                      as such term is defined in the
                      second paragraph of this certificate.)

                      By:
                         -----------------------------------------------
                         Name:
                         Title:
                      (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                   ANNEX B -- Form of Restricted
                                                          Securities Certificate

                        RESTRICTED SECURITIES CERTIFICATE

    (For transfers pursuant to Section 305(b)(ii), (iii), (iv) and (v) of the
                                   Indenture)

U.S. Trust Company, National Association,
  as Trustee
c/o United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036
Attention:  Corporate Trust Trustee Administration

        Re: 5 3/4% Convertible Subordinated Notes due 2009 of XO Communications, Inc. (the "Securities")

        Reference is made to the Indenture, dated as of January 12, 2001 (the "Indenture"), between XO Communications Inc. (the "Company") and U.S. Trust Company, National Association, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

        This certificate relates to U.S. $_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

        CUSIP No(s). ___________________________

        CERTIFICATE No(s). _____________________

        The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

                (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                        (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                        (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

                (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                        (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                        (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

Dated:
               ---------------------------------------------------------
                      (Print the name of the Undersigned,
                      as such term is defined in the
                      second paragraph of this certificate.)

                      By:
                         ----------------------------------------
                          Name:
                          Title:
                      (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)



                                                 ANNEX C -- Form of Unrestricted
                                                          Securities Certificate

                       UNRESTRICTED SECURITIES CERTIFICATE

       (For removal of Securities Act Legends pursuant to Section 305(c))

U.S. Trust Company, National Association,
  as Trustee
c/o United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036
Attention:  Corporate Trust Trustee Administration

        Re: 5 3/4% Convertible Subordinated Notes due 2009 of XO Communications, Inc. (the "Securities")

        Reference is made to the Indenture, dated as of January 12, 2001 (the "Indenture"), between XO Communications, Inc. (the "Company") and U.S. Trust Company of Texas, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

        This certificate relates to U.S. $_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

        CUSIP No(s).
                     ---------------------------

        CERTIFICATE No(s).
                           ---------------------

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

        The Owner has requested that the Specified Securities be exchanged for Securities bearing no Securities Act Legend pursuant to Section 305(c) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

Dated:
               ---------------------------------------------------------
                      (Print the name of the Undersigned,
                      as such term is defined in the
                      second paragraph of this certificate.)

                      By:
                         ----------------------------------------
                          Name:
                          Title:
                      (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Act........................................2
Affiliate..................................2
Agent Member...............................2
Applicable Procedures......................2
Authenticating Agent.......................2
Authorized Newspaper.......................2
Board of Directors.........................2
Board Resolution...........................2
Business Day...............................2
Capital Lease Obligation...................3
Capital Stock..............................3
Cedel......................................3
Change of Control..........................3
Class A Common Stock.......................4
Class B Common Stock.......................4
Commission.................................4
Common Stock...............................4
Company....................................4
Company Order..............................4
Company Request............................4
Conversion Price...........................4
Conversion Rate............................4
Conversion Termination Date................4
Corporate Trust Office.....................4
corporation................................4
Credit Agreement...........................4
Current Market Price.......................4
Default....................................5
Defaulted Interest.........................5
Depositary.................................5
Designated Event...........................5
Designated Event Offer.....................5
Designated Event Payment Date..............7
Designated Senior Indebtedness.............7
DTC........................................8
Eagle River................................8
Euroclear..................................8
Event of Default...........................8
Exchange Act...............................8
Expiration Date............................8
Global Security............................8
Guarantee..................................8
Holder.....................................8
Incur......................................8
Indebtedness...............................9
Indenture..................................9
Interest Payment Date.....................10
Junior Securities.........................10
Liquidated Damages........................10
Material Subsidiary.......................10
Maturity..................................10
Measurement Period........................10
Obligations...............................10
Officers' Certificate.....................10
Opinion of Counsel........................10
Outstanding...............................10
Paying Agent..............................11
Payment Blockage Notice...................11
Person....................................11
Predecessor Security......................11
Preferred Stock...........................12
Purchase Agreement........................12
Purchase Price............................12
Registered Securities.....................12
Registration Default......................12
Registration Rights Agreement.............12
Regular Record Date.......................12
Regulation S..............................12
Regulation S Certificate..................12
Regulation S Global Security..............12
Regulation S Legend.......................12
Regulation S Securities...................12
Restricted Global Security................12
Restricted Period.........................12
Restricted Securities.....................13
Restricted Securities Certificate.........13
Restricted Securities Legend..............13
Rule 144A.................................13
Rule 144A Securities......................13
SEC Reports...............................13
Securities................................13
Securities Act............................13
Securities Act Legend.....................13
Security Register.........................13
Security Registrar........................13
Senior Indebtedness.......................13
Special Record Date.......................14
Stated Maturity...........................14
Step-Down Date............................14
Step-Up...................................14
Subsequent Step-Down Date.................14
Subsequent Step-Up........................14

Subsidiary................................14
Successor Security........................14
Suspension Period.........................14
Termination Condition.....................14
Termination of Trading....................14
Trading Day...............................15
Trust Indenture Act.......................15
Trustee...................................15
Unrestricted Securities Certificate.......15
Vice President............................15
Voting Stock..............................15
Waiver....................................15





                                        2